                                                                    Exhibit 3.1

                            KRAMONT REALTY TRUST

                    ARTICLES OF AMENDMENT AND RESTATEMENT

     FIRST:  Kramont Realty Trust, a Maryland real estate investment trust
(the "Trust") formed under Title 8 of the Corporations and Associations
Article of the Annotated Code of Maryland (the "Maryland REIT Law" or "MRL"),
desires to amend and restate its Declaration of Trust as currently in effect and as hereinafter amended.

     SECOND:  The following provisions are all the provisions of the
Declaration of Trust currently in effect and as hereinafter amended:

                                  ARTICLE I

                                  FORMATION

     The Trust is a real estate investment trust within the meaning of the
Maryland REIT Law.  The Trust is a separate legal person and shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal
Revenue Code of 1986, as amended (the "Code").

                                 ARTICLE II

                                    NAME

     The name of the trust (hereinafter called the "Trust") is:

                            Kramont Realty Trust

     Under circumstances in which the Board of Trustees of the Trust (the
"Board of Trustees" or "Board") determines that the use of the name Kramont
Realty Trust is not practicable, the Trust may use any other designation or name for the Trust.

                                 ARTICLE III

                             PURPOSES AND POWERS

     Section 3.1  Purposes.  The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Code.

     Section 3.2  Powers.  The Trust shall have all of the powers granted to real estate investment trusts by the MRL and all other powers which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

                                 ARTICLE IV

                               RESIDENT AGENT

     The name of the resident agent of the Trust in the State of Maryland is
James J. Hanks, Jr., whose post office address is c/o Ballard Spahr Andrews &
Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202.  The
resident agent is a citizen of and resides in the State of Maryland.  The
Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

                                  ARTICLE V

                             BOARD OF TRUSTEES

     Section 5.1  Powers.  Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and
(b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust.  The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust.  The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board.  Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive.  The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the
Trustees under the general laws of the State of Maryland or any other applicable laws.

     The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a real estate investment trust under the Code; to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust's beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws;
to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

     Section 5.2  Number.  The number of Trustees (hereinafter the
"Trustees") initially shall be seven, which number may be increased or decreased pursuant to the Bylaws of the Trust.  The Trustees shall be elected in the manner provided in the Bylaws.  The names and addresses of the
Trustees who shall serve until their successors are duly elected and qualify and the class of Trustees to which each is assigned are:

    Name                      Address                            Class
    ----                      -------                            -----
Norman M. Kranzdorf     c/o Kramont Realty Trust                  I
                        Plymouth Plaza
                        580 West Germantown Pike
                        Plymouth Meeting, Pennsylvania 19462

Louis P. Meshon, Sr.    c/o Kramont Realty Trust                  II
                        Plymouth Plaza
                        580 West Germantown Pike
                        Plymouth Meeting, Pennsylvania 19462

E. Donald Shapiro       c/o Kramont Realty Trust                  III
                        Plymouth Plaza
                        580 West Germantown Pike
                        Plymouth Meeting, Pennsylvania 19462

Bernard J. Korman       c/o Kramont Realty Trust                  I
                        Plymouth Plaza
                        580 West Germantown Pike
                        Plymouth Meeting, Pennsylvania 19462

H. Irwin Levy           c/o Kramont Realty Trust                  III
                        Plymouth Plaza
                        580 West Germantown Pike
                        Plymouth Meeting, Pennsylvania 19462

Alan Schulman           c/o Kramont Realty Trust                  II
                        Plymouth Plaza
                        580 West Germantown Pike
                        Plymouth Meeting, Pennsylvania 19462

Milton S. Schneider     c/o Kramont Realty Trust                  II
                        Plymouth Plaza
                        580 West Germantown Pike
                        Plymouth Meeting, Pennsylvania 19462

     The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees prior to the first annual meeting of shareholders in the manner provided in the Bylaws.  It shall not be necessary to list in the
Declaration of Trust the names and addresses of any Trustees hereafter elected.

     The Trustees (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of shareholders in 2001, another class to hold office initially for a term expiring at the annual meeting of shareholders in 2002 and another class to hold office initially for a term expiring at the annual meeting of shareholders in 2003, with the Trustees of each class to hold office until their successors are duly elected and qualify.  At each annual meeting of shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualify.

          Section 5.3  Resignation, Removal or Death.  Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the
Trust of such written notice or upon any future date specified in the notice.
Subject to the rights of holders of one or more classes or series of
Preferred Shares to elect or remove one or more Trustees, a Trustee may be removed at any time, only for cause, at a meeting of the shareholders, by the affirmative vote of not less than two-thirds of all the votes entitled to be cast generally in the election of Trustees.  Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust
Property and shall execute and deliver such documents as the remaining
Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee.  Upon the incapacity or death of any Trustee, his legal representative shall perform those acts.

          Section 5.4    REIT Qualification.  If the Trust elects to qualify
for federal income tax treatment as a REIT, the Board of Trustees shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT; however, if the
Board of Trustees determines that it is no longer in the best interests of the Trust to continue to be qualified as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust REIT election pursuant to Section
856(g) of the Code.  The Board of Trustees also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

                                 ARTICLE VI

                        SHARES OF BENEFICIAL INTEREST

          Section 6.1  Authorized Shares.  The beneficial interest of the
Trust shall be divided into shares of beneficial interest (the "Shares").
The Trust has authority to issue a total of 100,000,000 Shares, $.01 par value per share, consisting of 96,683,845 common shares of beneficial interest and 3,316,155 preferred shares of beneficial interest.  Of such
3,316,155 preferred shares, 11,155 shall be designated as Series A-1
Increasing Rate Cumulative Convertible Preferred Shares (the "Series A-1
Increasing Rate Preferred Shares"), 1,235,000 shall be designated as Series
B-1 Cumulative Convertible Preferred Shares (the "Series B-1 Preferred
Shares") and 2,070,000 shall be designated as Series D Cumulative Redeemable
Preferred Shares (the "Series D Preferred Shares").  If shares of one class are reclassified into shares of another class of shares pursuant to this
Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of beneficial interest of all classes that the Trust has authority to issue shall not be more than the total number of shares of beneficial interest set forth in the second sentence of this paragraph.  The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

          Section 6.2  Common Shares.  Each common share of beneficial interest of the Trust (each a "Common Share," and collectively "Common
Shares") shall entitle the holder thereof to one vote (on a non-cumulative basis) on each matter upon which holders of Common Shares are entitled to vote pursuant to Section 8.2.  The Board of Trustees may reclassify any unissued Common Shares from time to time into one or more classes or series of Shares.

          Section 6.3  Preferred Shares.  The Board of Trustees may classify any unissued preferred shares of beneficial interest of the Trust (each a
"Preferred Share," and collectively "Preferred Shares") and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series of Shares.

          Section 6.4  Classified or Reclassified Shares.  Prior to issuance of classified or reclassified Shares of any class or series, the Board of
Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of
Maryland (the "SDAT").  Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including, without limitation, the occurrence of any event and the contents of any document) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document filed with the SDAT.

          Section 6.5  Authorization by Board of Share Issuance.  The Board
of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of
Trustees may deem advisable (or without consideration in the case of a Share split, Share dividend or charitable contribution), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

          Section 6.6  Dividends and Distributions.  The Board of Trustees
may from time to time authorize the Trust to declare and pay to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees shall determine.  The Board of Trustees shall endeavor to authorize the declaration and payment of such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared by the
Trust.  The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding.  No determination shall be made by the Board of Trustees nor shall any transaction be entered into by the
Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in
Section 562(c) of the Code.

          Section 6.7  General Nature of Shares.  All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust.  The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the
Trust.  The death of a shareholder shall not terminate the Trust.  The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.

          Section 6.8  Fractional Shares.  The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

          Section 6.9  Declaration and Bylaws.  All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

          Section 6.10  Divisions and Combinations of Shares.  Subject to an
express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

                                 ARTICLE VII

               RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

          Section 7.1  Definitions.  For the purpose of this Article VII, the following terms shall have the following meanings:

          Aggregate Share Ownership Limit.  The term "Aggregate Share
Ownership Limit" shall mean not more than 9.8 percent in value of the aggregate of the outstanding Equity Shares.  The value of the outstanding
Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          Beneficial Ownership.  The term "Beneficial Ownership" shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.
The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned"
shall have the correlative meanings.

          Business Day.  The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          Charitable Beneficiary.  The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and
2522 of the Code.

          Charitable Trust.  The term "Charitable Trust" shall mean any trust provided for in Section 7.3.1.

          Code.  The term "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

          Common Share Ownership Limit.  The term "Common Share Ownership
Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding
Common Shares.  The number and value of outstanding Common Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          Constructive Ownership.  The term "Constructive Ownership" shall mean ownership of Equity Shares by a Person, whether the interest in Equity
Shares is held directly or indirectly (including by a nominee), and shall include interests  that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.
The terms "Constructive Owner," "Constructively Owns" and "Constructively
Owned" shall have the correlative meanings.

          Declaration of Trust.  The term "Declaration of Trust" shall mean these Articles of Amendment and Restatement as accepted for record by the
SDAT, as hereafter amended and supplemented.

          Equity Shares.  The term "Equity Shares" shall mean Shares of all classes or series, including, without limitation, Common Shares and Preferred
Shares.

          Excepted Holder.  The term "Excepted Holder" shall mean any shareholder of the Trust for whom an Excepted Holder Limit is created by this
Article VII or by the Board of Trustees pursuant to Section 7.2.7.

          Excepted Holder Limit.  The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Trustees pursuant to Section 7.2.7.

          Initial Date.  The term "Initial Date" shall mean the date upon which these Articles of Amendment and Restatement containing this Article VII are accepted for record by the SDAT.

          Market Price.  The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing
Price for such Equity Shares on such date.  The "Closing Price" on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity
Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such
Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National
Association of Securities Dealers, Inc. Automated Quotation System or, if
such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity
Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity
Shares, as determined in good faith by the Board of Trustees.

          NYSE.  The term "NYSE" shall mean the New York Stock Exchange.

          Person.  The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a)
or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the
Code, association, private foundation within the meaning of
Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the
Securities Exchange Act of 1934, as amended, and a group to which an Excepted
Holder Limit applies.

          Prohibited Owner.  The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of
Section 7.2.1, would Beneficially Own or Constructively Own Equity Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

          REIT.  The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

          Restriction Termination Date.  The term "Restriction Termination
Date" shall mean the first day after the Initial Date on which the Board of
Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

          SDAT.  The term "SDAT" shall mean the State Department of
Assessments and Taxation of Maryland.

          Transfer.  The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive
Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity
Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity
Shares or any exercise of any such conversion or exchange right and (c)
Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially
Owned and whether by operation of law or otherwise.  The terms "Transferring"
and "Transferred" shall have the correlative meanings.

          Trustee.  The term "Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

          Section 7.2  Equity Shares.

               Section 7.2.1  Ownership Limitations.  During the period
commencing on the Initial Date and prior to the Restriction Termination Date:

                    (a)  Basic Restrictions.

                         (i)  (1) No Person, other than an Excepted Holder,
shall Beneficially Own or Constructively Own Equity Shares in excess of the
Aggregate Share Ownership Limit, (2) no Person, other than an Excepted
Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall
Beneficially Own or Constructively Own Equity Shares in excess of the
Excepted Holder Limit for such Excepted Holder.

                         (ii) No Person shall Beneficially or Constructively
Own Equity Shares to the extent that such Beneficial or Constructive
Ownership of Equity Shares would result in the Trust being "closely held"
within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to,
Beneficial or Constructive Ownership that would result in the Trust owning
(actually or Constructively) an interest in a tenant that is described in
Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                         (iii) Notwithstanding any other provisions contained
herein, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being beneficially owned by less than 100 Persons (determined under the principles of
Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

                    (b)  Transfer in Trust.  If any Transfer of Equity Shares
(whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity
Shares in violation of Section 7.2.1(a)(i) or (ii),

                         (i)  then that number of Equity Shares the
Beneficial or Constructive Ownership of which otherwise would cause such
Person to violate Section 7.2.1(a)(i) or (ii)(rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such
Transfer, and such Person shall acquire no rights in such Equity Shares; or

                         (ii) if the transfer to the Charitable Trust
described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the
Transfer of that number of Equity Shares that otherwise would cause any
Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

               Section 7.2.2  Remedies for Breach.  If the Board of Trustees
or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Equity
Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such
Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such
Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

               Section 7.2.3  Notice of Restricted Transfer.  Any Person who
acquires or attempts or intends to acquire Beneficial Ownership or
Constructive Ownership of Equity Shares that will or may violate
Section 7.2.1(a) or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of
Section 7.2.1(b) shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust's status as a REIT.

               Section 7.2.4  Owners Required To Provide Information.  From
the Initial Date and prior to the Restriction Termination Date:

                    (a)  every owner of more than five percent (or such lower
percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Equity Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares and other Equity
Shares Beneficially Owned and a description of the manner in which such shares are held.  Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit; and

                    (b)  each Person who is a Beneficial or Constructive
Owner of Equity Shares and each Person (including the shareholder of record)
who is holding Equity Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

               Section 7.2.5  Remedies Not Limited.  Subject to Section 5.1
of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust's status as a REIT.

               Section 7.2.6  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or
Section 7.3 or any such definition with respect to any situation based on the facts known to it.  In the event Section 7.2 or 7.3 requires an action by the
Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

               Section 7.2.7  Exceptions.

                    (a)  Subject to Section 7.2.1(a)(ii), the Board of
Trustees, in its sole discretion, may exempt a Person from the Aggregate
Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                         (i)  the Board of Trustees obtains such
representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Equity Shares will violate Section 7.2.1(a)(ii);

                         (ii) such Person does not and represents that it
will not own, actually or Constructively, an interest in a tenant of the
Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.9% interest
(as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the
Board of Trustees obtains such representations and undertakings from such
Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust)
derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust's ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

                         (iii) such Person agrees that any violation or
attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through
7.2.6) will result in such Equity Shares being automatically transferred to a
Charitable Trust in accordance with Sections 7.2.1(b) and 7.3.

                    (b)  Prior to granting any exception pursuant to
Section 7.2.7(a), the Board of Trustees may require a ruling from the
Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the
Trust's status as a REIT.  Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                    (c)  Subject to Section 7.2.1(a)(ii), an underwriter
which participates in a public offering or a private placement of Equity
Shares (or securities convertible into or exchangeable for Equity Shares) may
Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the
Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                    (d)  The Board of Trustees may only reduce the Excepted
Holder Limit for an Excepted Holder: (1) with the written consent of such
Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that
Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

               Section 7.2.8  Increase in Aggregate Share Ownership and
Common Share Ownership Limits.  The Board of Trustees may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership
Limit.

               Section 7.2.9  Legend.  Each certificate for Equity Shares shall bear substantially the following legend:

          The shares represented by this certificate are subject to
          restrictions on Beneficial and Constructive Ownership and
          Transfer for the purpose, among others, of the Trust's
          maintenance of its status as a Real Estate Investment
          Trust (a "REIT") under the Internal Revenue Code of 1986,
          as amended (the "Code").  Subject to certain further
          restrictions and except as expressly provided in the
          Trust's Declaration of Trust, (i) no Person may
          Beneficially or Constructively Own Common Shares of the
          Trust in excess of 9.8 percent (in value or number of
          shares) of the outstanding Common Shares of the Trust
          unless such Person is an Excepted Holder (in which case
          the Excepted Holder Limit shall be applicable); (ii) no
          Person may Beneficially or Constructively Own Equity
          Shares of the Trust in excess of 9.8 percent of the value
          of the total outstanding Equity Shares of the Trust,
          unless such Person is an Excepted Holder (in which case
          the Excepted Holder Limit shall be applicable); (iii) no
          Person may Beneficially or Constructively Own Equity
          Shares that would result in the Trust being "closely
          held" under Section 856(h) of the Code or otherwise cause
          the Trust to fail to qualify as a REIT; and (iv) no
          Person may Transfer Equity Shares if such Transfer would
          result in Equity Shares of the Trust being owned by fewer
          than 100 Persons.  Any Person who Beneficially or
          Constructively Owns or attempts to Beneficially or
          Constructively Own Equity Shares which cause or will
          cause a Person to Beneficially or Constructively Own
          Equity Shares in excess or in violation of the above
          limitations must immediately notify the Trust.  If any of
          the restrictions on transfer or ownership are violated,
          the Equity Shares represented hereby will be
          automatically transferred to a Trustee of a Charitable
          Trust for the benefit of one or more Charitable
          Beneficiaries.  In addition, upon the occurrence of
          certain events, attempted Transfers in violation of the
          restrictions described above may be void ab initio.  All
          capitalized terms in this legend have the meanings
          defined in the Trust's Declaration of Trust, as the same
          may be amended from time to time, a copy of which,
          including the restrictions on transfer and ownership,
          will be furnished to each holder of Equity Shares of the
          Trust on request and without charge.

               Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

          Section 7.3  Transfer of Equity Shares in Trust.

               Section 7.3.1  Ownership in Trust.  Upon any purported
Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Trustee as trustee of a Charitable
Trust for the exclusive benefit of one or more Charitable Beneficiaries, whether or not previously designated by the Trust pursuant to Section 7.3.6.
Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to
Section 7.2.1(b).  The Trustee shall be appointed by the Trust and shall be a
Person unaffiliated with the Trust and any Prohibited Owner.  Each Charitable
Beneficiary shall be designated by the Trust as provided in Section 7.3.6.
If the Trust has not designated a Charitable Beneficiary before the date of the transfer referred to in this Section 7.3.1, the Trust shall promptly do so thereafter.

               Section 7.3.2  Status of Shares Held by the Trustee.  Equity
Shares held by the Trustee shall be issued and outstanding Equity Shares of the Trust.  The Prohibited Owner shall have no rights in the shares held by the Trustee.  The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

               Section 7.3.3  Dividend and Voting Rights.  The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other distribution paid prior to the discovery by the Trust that
Equity Shares have been transferred to the Trustee shall be paid with respect to such Equity Shares to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee.
Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Trustee, the Trustee shall have the authority (at the
Trustee's sole discretion) (i) to rescind as void any vote cast by a
Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable
Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article
VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

               Section 7.3.4  Sale of Shares by Trustee.  Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a).  Upon such sale, the interest of the Charitable
Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the
Charitable Beneficiary as provided in this Section 7.3.4.  The Prohibited
Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable
Trust (e.g., in the case of a gift, devise or other such transaction), the
Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the
Trustee from the sale or other disposition of the shares held in the
Charitable Trust.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.
If, prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then
(i) such shares shall be deemed to have been sold on behalf of the Charitable
Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the
Trustee upon demand.

               Section 7.3.5  Purchase Right in Shares Transferred to the
Trustee.  Equity Shares transferred to the Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii)
the Market Price on the date the Trust, or its designee, accepts such offer.
The Trust shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.4.  Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

               Section 7.3.6  Designation of Charitable Beneficiaries.  By
written notice to the Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections
170(b)(1)(A), 2055 and 2522 of the Code.

          Section 7.4  NYSE Transactions.  Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this
Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

          Section 7.5  Enforcement.  The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII for any purpose, including, without limitation, protection of the Trust's status as a REIT.

          Section 7.6  Non-Waiver.  No delay or failure on the part of the
Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

                                ARTICLE VIII

                                SHAREHOLDERS

          Section 8.1  Meetings.  There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust.  Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws.
If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees.  Any meeting may be adjourned and reconvened as the
Trustees determine or as provided in the Bylaws.

          Section 8.2  Voting Rights.  Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in
Section 5.2 and the removal of Trustees as provided in Section 5.3; (b)
amendment of the Declaration of Trust as provided in Section 10.3; (c)
termination of the Trust as provided in Section 12.2; (d) merger or consolidation of the Trust, or the sale or disposition of substantially all of the property of the Trust, as provided in Article XI; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification.  Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

          Section 8.3  Preemptive and Appraisal Rights.  Except as may be
provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, or as may otherwise be provided by contract, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the
Trust or any other security of the Trust which it may issue or sell or (b), except as expressly required by the MRL, have any right to require the Trust to pay such holder the fair value of his Shares in an appraisal or similar proceeding.

          Section 8.4  Extraordinary Actions.  Except as specifically provided in Section 5.3 (relating to removal of Trustees) and in Section 10.3 and Article XI, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

          Section 8.5  Board Approval.  The submission of any action to the shareholders for their consideration shall first be approved by the Board of
Trustees.

          Section 8.6  Action By Shareholders without a Meeting.  The Bylaws of the Trust may provide that any action required or permitted to be taken by the shareholders may be taken without a meeting by the written consent of the shareholders entitled to cast such number of votes as would be required to approve the matter at a meeting of the shareholders as required by statute, the Declaration of Trust or the Bylaws of the Trust, as the case may be.

                                 ARTICLE IX

                    LIABILITY LIMITATION, INDEMNIFICATION
                       AND TRANSACTIONS WITH THE TRUST

          Section 9.1  Limitation of Shareholder Liability.  No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of being a shareholder.

          Section 9.2  Limitation of Trustee and Officer Liability.  To the
maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the
Trust or to any shareholder for money damages.  Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.  In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the
Trust or to any shareholder for money damages except to the extent that (a)
the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          Section 9.3  Indemnification.  The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of such status as a present or former shareholder, Trustee or officer of the Trust, or director, officer, partner, trustee, manager, employee or agent of such other real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or enterprise.  The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

          Section 9.4  Transactions Between the Trust and its Trustees,
Officers, Employees and Agents.  Subject to any express restrictions in the
Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the
Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

                                  ARTICLE X

                                 AMENDMENTS

          Section 10.1  General.  The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares.
All rights and powers conferred by the Declaration of Trust on shareholders,
Trustees and officers are granted subject to this reservation.  All references to the Declaration of Trust shall include all amendments thereto.

          Section 10.2  By Trustees.  The Trustees may amend the Declaration of Trust from time to time, in the manner provided by the MRL, without any action by the shareholders, to qualify as a real estate investment trust under the Code or under the MRL and as otherwise provided in the Declaration of Trust.

          Section 10.3  By Shareholders.  Any amendment to the Declaration of
Trust shall be valid only if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except (i) as otherwise provided in this Declaration of Trust, (ii) where approval of the shareholders is not required by the MRL or would not be required if the Trust were a Maryland corporation and (iii) any amendment to Section 5.2, Section
5.3 or Article XI or to this sentence of the Declaration of Trust, which amendments shall be valid only if approved by the affirmative vote of two-
thirds of all the votes entitled to be cast on the matter.

                                 ARTICLE XI

               MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

     Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust with or into another entity,
(b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the property of the Trust.  Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of a majority of all the votes entitled to be cast on the matter except where approval of the shareholders is not required by the MRL or would not be required if the Trust were a Maryland corporation.

                                 ARTICLE XII

                      DURATION AND TERMINATION OF TRUST

          Section 12.1  Duration.  The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of the MRL.

          Section 12.2  Termination.

               (a)  Upon the termination of the Trust:

                    (i)  The Trust shall carry on no business except for the
purpose of winding up its affairs.

                    (ii) The Trustees shall proceed to wind up the affairs of
the Trust and all of the powers of the Trustees under the Declaration of
Trust shall continue, including the powers to fulfill or discharge the
Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

                    (iii) After paying or adequately providing for the
payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

               (b)  After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

                                ARTICLE XIII

                                MISCELLANEOUS

          Section 13.1  Governing Law.  The Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

          Section 13.2  Reliance by Third Parties.  Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if
certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document;
(c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or
(g) the existence of any fact relating to the affairs of the Trust.  No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

          Section 13.3  Severability.

               (a)  The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the MRL or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of
Trust or rendering invalid or improper any action taken or omitted prior to such determination.  No Trustee shall be liable for making or failing to make such a determination.  In the event of any such determination by the Board of
Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

               (b)  If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

          Section 13.4  Construction.  In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.  The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the
Declaration of Trust.  In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Board of Trustees or officers, to the extent appropriate and not inconsistent with the Code or the MRL, to Titles 1 through 3 of the Corporations and
Associations Article of the Annotated Code of Maryland.  In furtherance and not in limitation of the foregoing, in accordance with the provisions of
Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of
the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

          Section 13.5  Recordation.  The Declaration of Trust and any
amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto.  A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

                                 ARTICLE XIV

                    SERIES A-1 INCREASING RATE CUMULATIVE
                        CONVERTIBLE PREFERRED SHARES

     Section 14.1   Distributions.

          (a)  The holders of shares of the Series A-1 Increasing Rate
Preferred Shares will be entitled to receive, when, as and if authorized by the Board of Trustees out of assets of the Company legally available therefor
(and subject to the limitation described in the last sentence of this paragraph), cumulative cash distributions on the Series A-1 Increasing Rate
Preferred Shares from April 1, 2000 (such date, the "Initial Payment Period
Commencement Date"), notwithstanding that no Series A-1 Increasing Rate
Preferred Shares had been issued on such date, at the per share annual rates set forth below:

        Annual Rate per
     Series A-1 Increasing                   Period Covered By
      Rate Preferred Share                       Annual Rate
      --------------------                   ------------------

            60.00                  April 19, 1999 through April 18, 2000
            62.50                  April 19, 2000 through April 18, 2001
            65.00                  Thereafter

     Distributions shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2000, with the initial distribution being computed from the Initial Payment Period Commencement
Date, and shall be cumulative from the Initial Payment Period Commencement
Date, notwithstanding that no Series A-1 Increasing Rate Preferred Shares had been issued on such date.  If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the
Code) any portion (the "Capital Gains Amount") of the distributions paid or made available for the year to holders of all classes of stock (the "Total
Distributions"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Series A-1 Preferred Increasing Rate Shares shall be the Capital Gains Amount multiplied by a fraction, the numerator of which shall be the total distributions paid or made available to the holders of the
Series A-1 Increasing Rate Preferred Shares for the year and the denominator of which shall be the Total Distributions. Each distribution shall be paid to the holders of record of the Series A-1 Increasing Rate Preferred Shares as they appear on the share register of the Company on such record date, not more than 90 days preceding the distribution payment date thereof, as shall be fixed by the Board of Trustees or a duly authorized committee thereof;
provided, however, if a holder converts Series A-1 Increasing Rate Preferred
Shares into Common Shares (as hereinafter defined), then such holder, in addition to all accrued and unpaid distributions with respect to prior quarters, shall be entitled to receive a pro rata portion of the distribution which would have been payable on such converted Series A-1 Increasing Rate
Preferred Shares had such shares been outstanding for the entire such quarter determined by multiplying the amount of the distribution which would have been payable on such converted Series A-1 Increasing Rate Preferred Shares had such shares been outstanding for the entire such quarter by a fraction the numerator of which is the number of days in such quarter elapsed through the day immediately preceding the date of conversion of such converted Series
A-1 Increasing Rate Preferred Shares and the denominator of which is the total number of days in such quarter; provided, further, that such converting holder will be required to pay to the Company (and the Company shall be entitled to deduct from the pro rata distribution which such holder is entitled to receive with respect to the converted Series A-1 Increasing Rate
Preferred Shares for such quarter) at the time of such conversion a pro rata portion of the distribution which such converting holder is expected to receive on the Common Shares into which his Series A-1 Increasing Rate
Preferred Shares were converted for such quarter determined by multiplying the amount of the distribution which would have been payable on such Common
Shares for the immediately preceding quarter by a fraction the numerator of which is the number of days in such quarter elapsed through the day immediately preceding the date of conversion of such converted Series A-1
Increasing Rate Preferred Shares and the denominator of which is the total number of days in such quarter.  In the event that the distribution on the
Common Shares for the quarter in which the Series A-1 Increasing Rate
Preferred Shares are converted to Common Shares is less than the distribution on the Common Shares for the immediately preceding quarter, the Company will pay such holder an amount equal to the difference between (i) the pro rata portion of the distribution on the Common Shares which the holder was expected to receive and which was deducted by the Company pursuant to the last proviso of the preceding sentence and (ii) the pro rata portion of the distribution on the Common Shares which the holder actually received.

          (b)  No distribution or other payment with respect to redemption, purchase or other acquisition of the Common Shares or of any other shares of beneficial interest of the Company ranking junior to the Series A-1
Increasing Rate Preferred Shares as to distribution rights and the liquidation preference (other than distributions in shares of Common Shares or in any other shares of beneficial interest of the Company ranking junior to the Series A-1 Increasing Rate Preferred Shares as to distribution rights and the liquidation preference) shall be declared or paid or set apart for payment or other distribution upon the Common Shares or upon any other shares of beneficial interest of the Company ranking junior to the Series A-1
Increasing Rate Preferred Shares with respect to distributions or the liquidation preference, unless full cumulative distributions on the Series A-
1 Increasing Rate Preferred Shares have been paid or declared and a sum sufficient for such full payment on the next distribution date set apart in trust for payment for all past distribution periods.  Holders of the Series
A-1 Increasing Rate Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or shares of beneficial interest, in excess of full accrued and cumulative distributions as herein provided other than liquidating distributions.  No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment or payments on the Series A-1 Increasing Rate Preferred Shares that may be in arrears.

     The terms "accrued distributions," "distributions accrued" and
"distributions in arrears," whenever used herein with reference to shares of preferred shares of beneficial interest, shall be deemed to mean an amount which shall be equal to distributions thereon at the annual distribution rates per share for the respective series thereof from the date or dates on which such distributions commence to accrue to the end of the then current quarterly distribution period for such preferred shares (or, in the case of redemption or conversion, to the date of redemption or conversion, as the case may be), less the amount of all distributions paid, or declared in full and set aside for the payment thereof, upon such shares of preferred shares.

          (c)  Distributions payable on the Series A-1 Increasing Rate
Preferred Shares for any period less than a full quarterly distribution period shall be computed on the basis of a 360-day year and the actual number of days elapsed.  Quarterly distributions payable on the Series A-1
Increasing Rate Preferred Shares shall be computed by dividing the annual distribution rate by four.

     Section 14.2   Trustees' Right to Refuse to Transfer Series A-1
Increasing Rate Preferred Shares; Limitation on Holdings.

          (a)  The terms and provisions of this Section 14.2 shall apply in addition to, and not in limitation of, the terms and provisions of Article
VII hereof.

          (b)  Each Person (as defined in Section 1.5 hereof) who owns directly or indirectly more than 5% in number or value of the total Series A-
1 Increasing Rate Preferred Shares outstanding shall, within 30 days after
January 1 of each year, give written notice to the Company stating the
Person's name and address, the number of Series A-1 Increasing Rate Preferred
Shares directly or indirectly owned by such Person, and a description of the capacity in which such Series A-1 Increasing Rate Preferred Shares are held.
For purposes of this Article XIV, the value of the total Series A-1
Increasing Rate Preferred Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder.  In addition, each direct or indirect holder of Series A-
1 Increasing Rate Preferred Shares, irrespective of such shareholder's percentage ownership of outstanding Series A-1 Increasing Rate Preferred
Shares, shall upon demand disclose to the Company in writing such information with respect to the direct or indirect ownership of Series A-1 Increasing
Rate Preferred Shares as the Board of Trustees deems reasonably necessary from time to time to enable the Board of Trustees to determine whether the
Company complies with the REIT Provisions of the Code (as defined in Section
1.5 hereof), to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          (c)  If, in the opinion of the Board of Trustees, which shall be binding upon any prospective transferor or acquiror of Series A-1 Increasing
Rate Preferred Shares, any proposed transfer or issuance of Series A-1
Increasing Rate Preferred Shares would jeopardize the status of the Company as a real estate investment trust under the REIT Provisions of the Code, the
Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance of refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

          (d)  As a condition to any transfer and/or registration of transfer on the books of the Company of any Series A-1 Increasing Rate Preferred
Shares which could result in direct or indirect ownership (as hereinafter defined) of Series A-1 Increasing Rate Preferred Shares exceeding 75% of the lesser of the number or the value of the total Series A-1 Increasing Rate
Preferred Shares outstanding (the "Excess Preferred Shares") by a Person other than a Preferred Excepted Person (as defined in Section 14.2(e) below), such prospective transferee shall give written notice to the Company of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be reasonably required by the
Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

          (e)  Any transfer of Series A-1 Increasing Rate Preferred Shares that would (i) create a direct or indirect owner of Excess Preferred Shares other than a Preferred Excepted Person; or (ii) result in the Company being
"closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series A-1 Increasing Rate Preferred Shares hereunder and shall be deemed never to have had an interest therein.  Any issuance of Series A-1 Increasing Rate Preferred Shares that would (i) create a direct or indirect owner of Excess Preferred Shares other than a Preferred
Excepted Person; or (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series A-1 Increasing Rate Preferred Shares hereunder and shall be deemed never to have had an interest therein.

     "Preferred Excepted Person" shall mean David H. Hillman and any other
Person approved by the Board of Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any
Person whose ownership of in excess of 75% of the lesser of the number or the value of the total Series A-1 Increasing Rate Preferred Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Company as a real estate investment trust under the REIT Provisions of the Code.

          (f)  The Company, by notice to the holder thereof, may purchase any or all Series A-1 Increasing Rate Preferred Shares that are proposed to be transferred or are the subject of an attempted transfer which is void pursuant to Section 14.2(e) or 14.2(h) hereof pursuant to which, in the opinion of the Board of Trustees, which shall be binding upon any proposed transferor or transferee of Series A-1 Increasing Rate Preferred Shares, a transfer would result in any Person acquiring Excess Preferred Shares, or would otherwise jeopardize the status of the Company as a real estate investment trust under the REIT Provisions of the Code.  The Company shall have the power, by lot or other means deemed equitable by the Board of
Trustees in their sole discretion, to purchase such Excess Preferred Shares from the prospective transferor or from any purported transferee of an attempted transfer which is void pursuant to Section 14.2(e) or 14.2(h)
hereof.  The purchase price for any Excess Preferred Shares shall be equal to the fair market value of the Series A-1 Increasing Rate Preferred Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent or the date of the attempted transfer which is void pursuant to Section 14.2(e) or 14.2(h) hereof, as the case may be, as reflected in the closing sale price for the Series A-1 Increasing Rate
Preferred Shares, if then listed on a national securities exchange, or such price for the Series A-1 Increasing Rate Preferred Series on the principal exchange if then listed on more than one national securities exchange, or if the Series A-1 Increasing Rate Preferred Shares are not then listed on a national securities exchange, the latest bid quotation for the Series A-1
Increasing Rate Preferred Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Series A-1 Increasing
Rate Preferred Shares as determined by the Board of Trustees in good faith.
Prompt payment of the purchase price shall be made in cash by the Company in such manner as may be determined by the Board of Trustees.  From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series A-1 Increasing Rate Preferred Shares to be so redeemed shall have been made or duly provided for, the holder of any
Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series A-1 Increasing Rate Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid.  Any dividend or distribution paid to a proposed transferee of Excess Preferred Shares prior to the discovery by the Company that the Series A-1 Increasing Rate Preferred
Shares have been transferred in violation of this Section 14.2 shall be repaid to the Company upon demand.

          (g)  Notwithstanding any other provision in this Declaration of
Trust or the Bylaws, Sections 14.2(e), (f), (g) and (h) may not be amended or repealed without the affirmative vote of the holders of not less than two-
thirds of the Series A-1 Increasing Rate Preferred Shares then outstanding and entitled to vote.  If Section 14.2(e), (f), (g) or (h) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series A-1 Increasing Rate Preferred Shares in violation of such Sections shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such Series A-1
Increasing Rate Preferred Shares on behalf of the Company.

          (h)  Subject to Section 14.2(l), notwithstanding any other provision of this Article XIV to the contrary, any purported transfer, sale or acquisition of Series A-1 Increasing Rate Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series A-1 Increasing Rate Preferred Shares)
which would result in the termination of the status of the Company as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio.  Any such Series A-1 Increasing Rate Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Excess
Preferred Shares in subsection (f) of this Section 14.2.

          (i)  Subject to Section 14.2(l), nothing contained in this Section
14.2 or in any other provision of this Article XIV shall limit the authority of the Board of Trustees to take such other action as they deem necessary or advisable to protect the Company and the interests of the shareholders by preservation of the Company's status as a real estate investment trust under the REIT Provisions of the Code.

          (j)  If any provision of this Section 14.2 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.  To the extent this Section 14.2 may be inconsistent with any other provision of this Article XIV, this Section 14.2 shall be controlling.

          (k)  For purposes of this Article XIV, Series A-1 Increasing Rate
Preferred Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Series A-1 Increasing Rate Preferred Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and/or would be considered to own such Series A-1 Increasing Rate Preferred Shares by reason of the REIT Provisions of the Code.

          (l)  Notwithstanding any other provision of Section 14.2, nothing in this Article XIV shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc.  The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 14.2 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 14.2.

     Section 14.3   Redemption at the Option of the Company.

     (a)  The Series A-1 Increasing Rate Preferred Shares may be redeemed at the option of the Company by resolution of its Board of Trustees, in whole or from time to time in part, subject to the limitations set forth below, at the redemption price per share of One Thousand Dollars ($1,000) (the "Call
Price"), plus, in each case, all distributions accrued and unpaid on the shares of the Series A-1 Increasing Rate Preferred Shares up to the date of such redemption, upon giving notice as provided below:

     (b)  If fewer than all of the outstanding Series A-1 Increasing Rate
Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata unless the holders of more than 50% of the then outstanding Series A-1 Increasing rate Preferred Shares agree to another manner of selection reasonably acceptable to the Board of Trustees.  In the event that such redemption is to be by lot, if as a result of such redemption any holder of Series A-1 Increasing Rate Preferred Shares (an "Excess
Holder") would become a holder of in excess of 75% of the lesser of the number or the value of the total Series A-1 Increasing Rate Preferred Shares outstanding because such Excess Holder's Series A-1 Increasing Rate Preferred
Shares were not redeemed, or were only redeemed in part, then the Company shall either, at its election (i) redeem the requisite number of Series A-1
Increasing Rate Preferred Shares of such Excess Holder or (ii) redeem a fewer number of Series A-1 Increasing Rate Preferred Shares from other shareholders of Series A-1 Increasing Rate Preferred Shares, as determined by and in the sole discretion of the Board of Trustees, such that such Excess Holder will not hold in excess of 75% of the lesser of the number or the value of the total Series A-1 Increasing Rate Preferred Shares outstanding subsequent to such redemption, unless the Excess Holder is a Preferred Excepted Person (as defined in Section 14.2(e) hereof), in which event the Company shall have the option to redeem or not redeem, as described above, such requisite number of
Series A-1 Increasing Rate Preferred Shares, as determined in the sole discretion of the Board of Trustees.

     (c)  At least 30 days but not more than 90 days prior to the date fixed for the redemption of the Series A-1 Increasing Rate Preferred Shares, the
Company shall mail a written notice to each holder of record of the Series A-
1 Increasing Rate Preferred Shares to be redeemed in a postage prepaid envelope addressed to such holder at his address as shown on the records of the Company, notifying such holder of the election of the Company to redeem such shares, stating the date fixed for redemption thereof (the "Redemption
Date"), the redemption price, the number of shares to be redeemed (and, if fewer than all the Series A-1 Increasing Rate Preferred Shares are to be
redeemed, the number of shares to be redeemed from such holder) and the place(s) where the certificate(s) representing such shares are to be surrendered for payment.  On or after the Redemption Date each holder of the
Series A-1 Increasing Rate Preferred Shares to be redeemed shall present and surrender his certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the Call Price of such shares and all accrued and unpaid distributions up to the Redemption Date pro rated in the manner provided for in the second paragraph of Section 14.1(b)
hereof shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.  In the event that fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  From and after the Redemption
Date (unless default shall be made by the Company in payment of the Call
Price and all accrued and unpaid distributions up to the Redemption Date pro rated in the manner provided for in the second paragraph of Section 14.1(b)
hereof), all distributions on the Series A-1 Increasing Rate Preferred Shares
designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as shareholders of the Company, except the right to receive the Call Price of such shares upon the surrender of certificates representing the same and all accrued and unpaid distributions up to the Redemption Date pro rated in the manner provided for in the second paragraph of Section 14.1(b) hereof, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the
Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Company prior to the Redemption Date may irrevocably deposit the Call Price and all accrued and unpaid distributions up to the Redemption Date pro rated in the manner provided for in the second paragraph of Section 14.1(b) hereof of the
Series A-1 Increasing Rate Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the
City of Philadelphia, Commonwealth of Pennsylvania, or Borough of Manhattan,
City and State of New York, or in any city in which the Company at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of the Series A-1 Increasing Rate Preferred
Shares to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the Call
Price and all accrued and unpaid distributions up to the Redemption Date pro rated in the manner provided for in the second paragraph of Section 14.1(b)
hereof, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the Call Price and all accrued and unpaid distributions up to the
Redemption Date pro rated in the manner provided for in the second paragraph of Section 14.1(b) hereof).  Any interest accrued on such funds shall be paid to the Company from time to time.  Any moneys so deposited which shall remain unclaimed by the holders of the Series A-1 Increasing Rate Preferred Shares at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Company.

     If a notice of redemption has been given pursuant to this Section 14.3 and any holder of Series A-1 Increasing Rate Preferred Shares shall, prior to the close of business on the last business day preceding the Redemption Date, give written notice to the Company pursuant to Section 14.6 below of the conversion of any or all of the shares to be redeemed held by such holder
(accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company, and any necessary transfer tax payment, as required by Section 14.6 below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 14.6 below and any moneys set aside by the
Company for the redemption of such shares of converted Series A-1 Increasing
Rate Preferred Shares shall revert to the general funds of the Company.

     Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series A-1 Increasing Rate Preferred Shares have been paid on or before the Redemption Date for all past distribution periods and the then current distribution period, no Series A-1 Increasing Rate Preferred Shares shall be redeemed unless all outstanding Series A-1 Increasing Rate Preferred
Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A-1 Increasing Rate
Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A-1 Increasing Rate Preferred
Shares.  The Company shall not purchase or otherwise acquire directly or indirectly any Series A-1 Increasing Rate Preferred Shares or any shares of beneficial interest of the Company ranking junior to the Series A-1
Increasing Rate Preferred Shares as to distribution rights and the liquidation preference (except by conversion into or exchange for shares of beneficial interest of the Company ranking junior to the Series A-1
Increasing Rate Preferred Shares as to distribution rights or the liquidation preference), unless full cumulative distributions on all outstanding Series
A-1 Increasing Rate Preferred Shares have been paid or declared and a sum sufficient for the payment thereof on the next distribution date set apart in trust for payment for all past distribution periods and the then current distribution period.

     (d)  The Series A-1 Increasing Rate Preferred Shares redeemed, repurchased or retired pursuant to the provisions of this Section 14.3 or surrendered to the Company upon conversion shall thereupon be retired and may not be reissued as Series A-1 Increasing Rate Preferred Shares but shall thereafter have the status of authorized but unissued shares of beneficial interest.

     Section 14.4   Voting Rights.

     The holders of Series A-1 Increasing Rate Preferred Shares shall not be entitled to vote on any matter except (i) as provided in Section 14.8, and
(ii) as required by law.

     Section 14.5   Liquidation Preference.

     (a)  In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Series A-1 Increasing Rate Preferred Shares shall be entitled to receive, in cash, out of the remaining assets of the Company legally available therefor, the amount of One Thousand Dollars ($1,000.00) for each
Series A-1 Increasing Rate Preferred Share, plus an amount equal to all distributions accrued and unpaid on each such share up to the date of such distribution of assets, before any distribution shall be made to the holders of Common Shares or any other shares of beneficial interest of the Company ranking (as to any such distribution of assets) junior to the Series A-1
Increasing Rate Preferred Shares.  If upon any liquidation, dissolution or winding up of the Company, the assets distributable among the holders of
Series A-1 Increasing Rate Preferred Shares and all other classes and series of preferred shares ranking (as to any such distribution of assets) on a parity with the Series A-1 Increasing Rate Preferred Shares are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Company thus distributable shall be distributed ratably among the holders of Series A-1 Increasing Rate Preferred Shares and such other classes and series of preferred shares ranking (as to any such distribution of assets) on a parity with the Series A-1 Increasing Rate Preferred Shares in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     (b)  For purposes of this Section 14.5, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation of merger of the Company with or into any other corporation,
(ii) any dissolution, liquidation, winding up or reorganization of the
Company immediately followed by incorporation of another corporation to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation; provided, however, that, in each case, effective provision is made in the charter of the resulting and surviving corporation or otherwise for the recognition, preservation and protection of the rights of the holders of Series A-1
Increasing Rate Preferred Shares.

     (c)  After the payment of the full preferential amounts provided for herein to the holders of Series A-1 Increasing Rate Preferred Shares or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Company.

     (d)  In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution; provided, however, if the Company were to be dissolved at the time of the distribution and, after giving effect to amounts that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution, the
Company would not have been permitted to make such distribution by dividend, redemption or other acquisition of Shares or otherwise under the Maryland
General Corporation Law if such law were applicable to the Company, then the holders of the Series A-1 Increasing Rate Preferred Shares shall have the right to immediately convert all or any of the Series A-1 Increasing Rate
Preferred Shares into Common Shares in accordance with the provisions of
Section 14.6 below.

     Section 14.6   Conversion.

     (a)  Holders of Series A-1 Increasing Rate Preferred Shares shall have the right, exercisable at any time and from time to time, subject, however, to the next sentence of this Section 14.6(a), after April 18, 1999 and prior to 5:00 p.m. on April 18, 2009, except in the case of the Series A-1
Increasing Rate Preferred Shares called for redemption as set forth below, to convert all or any portion of such Series A-1 Increasing Rate Preferred
Shares into such number of Common Shares as would then receive aggregate annual cash distributions based on the last quarterly distribution paid to holders of such Common Shares equal to the then aggregate annual cash distributions such holders of the Series A-1 Increasing Rate Preferred Shares are entitled to receive on the number of Series A-1 Increasing Rate Preferred
Shares which such-holders elect to convert into Common Shares in accordance herewith.  Notwithstanding the foregoing, (i) in no event shall the aggregate number of Common Shares into which each share of Series A-1 Increasing Rate
Preferred Shares is convertible exceed the greater of (A) the number of
Common Shares equal to the quotient of 500,000 divided by 11,155 or (B) the number of Common Shares equal to the quotient of the number of Common Shares representing 5% of all of the outstanding Common Shares at the time of conversion divided by 11,155 and (ii) not more than the following number of
Series A-1 Increasing Rate Preferred Shares may be converted during the following periods (commencing at 9:30 a.m. on the first day of each period and ending at 5:00 p.m. on the last day of each period):

                    Number of New Shares     Maximum Number of Shares
     Period             Convertible          Convertible During Period
     ------         --------------------     -------------------------

April 19, 1999 to
April 18, 2000                1,860                    1,860

April 19, 2000 to
April 18, 2001                1,860                    3,720

April 19, 2001 to
April 18, 2002                1,860                    5,578

April 19, 2002 to
April 18, 2003                1,860                    5,578

April 19, 2003 to
April 18, 2004                1,860                    5,578

April 19, 2004 to
April 18, 2005                1,855                    5,578

April 19, 2005 to
April 18, 2009                   0                     5,578

 In the event that the aggregate number of Common Shares into which each share of Series A-1 Increasing Rate Convertible Preferred Shares otherwise is convertible exceeds the greater of the numbers computed in accordance with clauses (A) and (B) of the foregoing sentence, shares of Series A-1
Increasing Rate Convertible Preferred Shares shall, at the election of the holder, be convertible into the maximum number of Common Shares permitted pursuant to such clauses.  In the event that the holders of Series A-1
Increasing Rate Preferred Shares elect to convert more than the number of
Series A-1 Increasing Rate Preferred Shares set forth above during any period, then each such holder electing to convert shall only be entitled to convert on a pro rata basis with all other holders electing to convert based upon the relative number of Series A-1 Increasing Rate Preferred Shares each holder elected to convert.  In the case of Series A-1 Increasing Rate
Preferred Shares called for redemption, all shares of Series A-1 Increasing
Rate Preferred Shares called for redemption may be immediately converted to
Common Shares in accordance with this Section 14.6 and such conversion right will expire at the close of business on the last business day preceding the
Redemption Date.  Notice of redemption at the option of the Company must be mailed not less than 30 days and not more than 90 days prior to the
Redemption Date as provided in Section 14.3(c) hereof.  Upon conversion, such holders shall be entitled to receive cash distributions payable on the number of Series A-1 Increasing Rate Preferred Shares which such holders elect to convert into Common Shares in accordance with Section 14.1 hereof.

     (b)  Any holder of one or more Series A-1 Increasing Rate Preferred
Shares electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Shares, with the form of notice of election to convert as the
Company shall prescribe fully completed and duly executed and (if so required by the Company or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Company and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to Section 14.6(a) or 14.6(d) hereof.  The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Shares upon said date.

     (c)  No fractional Common Share or scrip representing a fractional share shall be issued upon conversion of Series A-1  Increasing Rate Preferred
Shares.  If more than one Series A-1 Convertible Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full
Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A-1 Increasing Rate
Preferred Shares so surrendered.  Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series A-1
Increasing Rate Preferred Shares, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price for the Common Shares on the last trading day preceding the date of conversion.  The closing price for such day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common
Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system.  If the Common Shares are not quoted on NASDAQ or any comparable system, the Board of Trustees shall in good faith determine the current market price on the basis of such quotation as it considers appropriate.

     (d)  If a holder converts Series A-1 Increasing Rate Preferred Shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of Common Shares upon the conversion.  The holder, however, shall pay to the Company the amount of any tax which is due (or shall establish to the satisfaction of the Company payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Company any amount required by the last sentence of Section
14.6(a) hereof.

     (e)  The Company shall reserve and shall at all times have reserved out of its authorized but unissued Common Shares a sufficient number of Common
Shares to permit the conversion of the then outstanding Series A-1 Increasing
Rate Preferred Shares.  All Common Shares which may be issued upon conversion of Series A-1 Increasing Rate Preferred Shares shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights.  In order that the Company may issue Common Shares upon conversion of
Series A-1 Increasing Rate Preferred Shares, the Company will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such Common Shares to be issued upon conversion on each securities exchange on which the Common Shares are listed.

     Section 14.7   Ranking.

     (a)  With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Company, the Series A-1
Increasing Rate Preferred Shares shall rank senior to the Common Shares but shall not rank senior to or on a parity with any other preferred shares issued by the Company, unless the terms of such other preferred shares so provide.  Nothing contained herein shall be deemed a limitation on the right of the Company to increase the number of authorized or issued Common Shares of any class or series.  In the event the Company shall issue any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or the liquidation preference, senior to the Series A-1
Increasing Rate Preferred Shares, then notwithstanding the limitations in
Section 14.6(a) above the holders of the Series A-1 Increasing Rate Preferred
Shares shall have the right to immediately convert all or any of the Series
A-1 Increasing Rate Preferred Shares into Common Shares in accordance with the provisions of Section 14.6 above.

     (b)  So long as any Series A-1 Increasing Rate Preferred Shares are outstanding, the Company shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least a majority of the total number of outstanding shares of Series A-1 Increasing Rate
Preferred Shares, voting as a class, authorize, create or issue to any seller of real property to the Company in consideration of the purchase price for such real property, any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or the liquidation preference, senior to the Series A-1 Increasing Rate Preferred Shares.

     Section 14.8   Limitation on Amending this Article XIV.  In addition to
any other rights provided by applicable law, so long as any Series A-1
Increasing Rate Preferred Shares are outstanding, the Company shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least a majority of the total number of outstanding Series
A-1 Increasing Rate Preferred Shares, voting as a class, amend any of the provisions of this Article XIV so as to materially adversely affect the preferences, rights or powers of the Series A-1 Increasing Rate Preferred
Shares; provided, however, that no such vote or written consent of the holders of the Series A-1 Increasing Rate Preferred Shares shall be required if, at or prior to the time when such change is to take effect, the Company has mailed a notice of redemption as provided for in Section 14.3(c) above and sufficient funds have been deposited in trust for the redemption of all of the then outstanding Series A-1 Increasing Rate Preferred Shares on the
Redemption Date set forth in such notice.

     Section 14.9   No Preemptive Rights.  No holder of Series A-1 Increasing
Rate Preferred Shares will possess any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Company.

     Section 14.10  Notice of Taking Certain Actions.  In the event:

     (a)  the Company shall declare any cash distribution on its Common
Shares as a result of which holders would have the right to convert their shares of Series A-1 Increasing Rate Preferred Shares to Common Shares
pursuant to Section 14.5(d) hereof; or

     (b)  the Company shall authorize the granting to holders of Common
Shares of rights to subscribe for or purchase any shares of beneficial interest of any class or of any other rights; or

     (c)  of any capital reorganization or reclassification of the shares of beneficial interest of the Company or of any consolidation, merger, or statutory share exchange of the Company with another corporation, or of the sale of all or substantially all of its assets to another corporation which is to be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or other assets with respect to or in exchange for Common Shares; or

     (d)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e)  of the issuance by the Company of any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or the liquidation preference, senior to the Series A-1 Increasing Rate
Preferred Shares; or

     (f)  of the amendment of these Articles Supplementary so as to materially adversely affect the preferences, rights or powers of the Series
A-1 Increasing Rate Preferred Shares;

then the Company shall provide to the holders of the Series A-1 Increasing
Rate Preferred Shares, at least 10 days prior to the applicable date therefor, a notice stating (1) the date on which a record is to be taken for the purpose of such distribution or subscription rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record would be entitled to such distribution or subscription rights, (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or transfer is expected to become effective, or the date as of which it is elected that the holders of
Common Shares of record shall be entitled to exchange their Common Shares for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or transfer, (3) the date of the issuance of shares of beneficial interest of the Company ranking senior to the Series A-1 Increasing Rate
Preferred Shares or (4) the date of amendment of this Article XIV.

     Section 14.11  Deposits in Trust.  Whenever the Company is required or elects to set apart in trust (a) in the case of distributions, a sum sufficient for the payment of cumulative distributions on the outstanding
Series A-1 Increasing Rate Preferred Shares under this Article XIV or (b) in the case of redemption, a sum sufficient for the payment of the Call Price and all accrued and unpaid distributions through the Redemption Date as described in Section 14.3(c) hereof, the Company shall irrevocably deposit such sum in cash in trust for the holders of the Series A-1 Increasing Rate
Preferred Stock and shall have conveyed all right, title and interest to such sum for the benefit of the holders of the Series A-1 Increasing Rate
Preferred Shares, under the terms of an irrevocable trust agreement in customary form, as trust funds in trust solely for the benefit of such holders with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000).

                                 ARTICLE XV

          9.75% SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED SHARES

     Section 15.1   Certain Definitions.

     Unless the context otherwise requires, the terms defined in this Section
15.1 shall have, for all purposes of the provisions of the Declaration of
Trust in respect of the Series B-1 Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural):

     Additional Common Equity.  The term "Additional Common Equity" shall have the meaning set forth in Section 15.4(f)(ii).

     Adjustment Event.  The term "Adjustment Event" shall mean any event described in Section 15.4(f).

     Board of Trustees.  The term "Board of Trustees" shall mean the Board of
Trustees of the Company.

     Business Day.  The term "Business Day" shall mean any day, other than a
Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law to close.

     Call Price.  The term "Call Price" shall have the meaning set forth in
Section 15.7(a).

     Capital Gains Amount.  The term "Capital Gains Amount" shall have the meaning set forth in Section 15.2(g).

     Code.  The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Equity.  The term "Common Equity" shall mean all shares now or hereafter authorized of any class or series of common shares of beneficial interest of the Company, including the Common Shares, and any other shares, howsoever designated, which have the right (subject always to prior rights of any class or series of preferred shares of beneficial interest) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

     Common Share Distribution.  The term "Common Share Distribution" shall have the meaning set forth in Section 15.4(a).

     Common Share Distribution Period.  The term "Common Share Distribution
Period" shall have the meaning set forth in Section 15.4(a).

     Common Share Equivalent.  The term "Common Share Equivalent" shall have the meaning set forth in Section 15.4(f)(ii).

     Common Shares.  The term "Common Shares" shall mean the Common Shares of
Beneficial Interest, $.01 par value per share, of the Company.

     Company Affiliate.  The term "Company Affiliate" shall have the meaning set forth in Section 15.4(f)(ii).

     Converted Series B-1 Preferred Share Distribution.  The term "Converted
Series B-1 Preferred Share Distribution" shall have the meaning set forth in
Section 15.4(a).

     Convertible Securities.  The term "Convertible Securities" shall have the meaning set forth in Section 15.4(f)(ii).

     Current Market Price per Common Share.  The term "Current Market Price per Common Share" shall mean the average of the closing prices for a Common
Share for the thirty trading days preceding the tenth trading day prior to the relevant date of determination.  The closing price for such days shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, Inc., or if the Common Shares are not listed or admitted to trading on the New York
Stock Exchange, Inc., on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system.  If the Common Shares are not quoted on NASDAQ or any comparable system, the Board of Trustees shall in good faith determine the current market price on such basis as it considers appropriate.

     Current Market Price per Kranzco Common Share.  The term "Current Market
Price per Kranzco Common Share" shall mean the average of the closing prices for a Kranzco Common Share for the thirty trading days preceding the tenth trading day prior to the relevant date of determination.  The closing price for such days shall be the last reported sale price regular way or, in case no such reported sale took place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York
Stock Exchange, Inc.

     Distribution.  The term "Distribution" or "Distributions" shall mean any cash or other property paid or payable on or with respect to any share of beneficial interest, common or preferred, including, without limitation, any dividend or other distribution, whether in liquidation or otherwise.

     Distribution Payment Date.  The term "Distribution Payment Date" shall have the meaning set forth in Section 15.2(b).

     Distribution Period.  The term "Distribution Period" shall mean the period from and including the Initial Payment Period Commencement Date, notwithstanding that no Series B-1 Preferred Shares had been issued on such date, to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from and including any Distribution Payment
Date to, but not including, the next Distribution Payment Date.

     Distributions Accrued and Accrued Distributions.  The terms
"Distributions Accrued" and "Accrued Distributions" shall mean, with respect to any class or series of preferred shares of beneficial interest, an amount which shall be equal to distributions thereon at the annual distribution rates per share for the respective class or series thereof from the date or dates on which such distributions commence to accrue to the end of the then current distribution period for such preferred shares, less the amount of all distributions paid, with respect to such preferred shares for such period from the date such distributions commenced to accrue.

     Excess Amount.  The term "Excess Amount" shall have the meaning set forth in Section 15.4(a).

     Excess Shares.  The term "Excess Shares" shall have the meaning set forth in Section 15.6(d).

     Four Quarter Preferential Distribution Non-Payment.  The term "Four
Quarter Preferential Distribution Non-Payment" shall have the meaning set forth in Section 15.5(a)(ii).

     Initial Payment Period Commencement Date.  The term "Initial Payment
Period Commencement Date" shall mean April 20, 2000.

     Junior Shares.  The term "Junior Shares" shall mean, as the case may be,
(i) the Common Equity and any other class or series of Shares which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series B-1 Preferred Shares shall have been so paid or declared and set apart for payment or (ii) the Common Equity and any other class or series of Shares which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series B-1 Preferred Shares shall have received the entire amount to which such Class B Preferred Shares is entitled upon such liquidation, dissolution or winding up.

     Kranzco.  The term "Kranzco" shall mean Kranzco Realty Trust, a Maryland real estate investment trust.

     Kranzco Additional Common Equity.  The term "Kranzco Additional Common
Equity" shall mean all Kranzco Common Equity issued by Kranzco except:  (1)
the Kranzco Common Shares issued upon conversion of the Kranzco Series B-1
Preferred Shares; (2) the Kranzco Common Equity issued upon conversion of any
Kranzco Senior Shares, Kranzco Parity Shares, Kranzco Common Share
Equivalents or any other shares of beneficial interest of Kranzco which, by their terms, were convertible into Kranzco Common Equity and (a) which were outstanding on November 12, 1996, (b) for which no adjustment pursuant to
Subparagraph (D)(6) of the Kranzco Articles Supplementary Classifying
1,235,000 Shares of Beneficial Interest as 9.75% Series B-1 Cumulative
Convertible Preferred Shares of Beneficial Interest (the "Kranzco Articles
Supplementary") was required at the time of issuance or the time of any amendment or change thereto or (c) for which an adjustment was provided in another provision of Paragraph (D)(6) of the Kranzco Articles Supplementary;
(3) up to an aggregate of 250,000 shares of Kranzco Common Equity and shares of Kranzco Common Equity into which Kranzco Common Share Equivalents were exercisable, exchangeable or convertible, in each case issued to Affiliates of Kranzco, at a price per share less than the Current Market Price per
Kranzco Common Share then in effect on the date of such issuance, including, without limitation, shares of Kranzco Common Equity or Kranzco Common Share
Equivalents issued to directors, officers, employees, or trustees of Kranzco or any Kranzco Subsidiary and those issued pursuant to stock option, stock purchase, performance or other remuneration plans adopted by the Board of
Trustees of Kranzco from time to time (including, without limitation,
Kranzco's 1992 Employee Share Option Plan, Kranzco's 1992 Trustee Share
Option Plan and Kranzco's 1995 Management Incentive Plan); (4) the issuance of shares of Kranzco Common Equity under any circumstances for which an adjustment was provided in Subparagraph (D)(6)(i) of the Kranzco Articles
Supplementary; or (5) Kranzco Common Equity issued pursuant to a dividend reinvestment plan or stock purchase plan available to all holders of Kranzco
Common Equity.

     Kranzco Affiliate.  The term "Kranzco Affiliate" shall mean, with respect to any issuance of Kranzco Additional Common Equity, (i) any trustee, director, officer or employee of Kranzco or of any subsidiary of Kranzco,
(ii) any Person that was the direct or indirect owner of more than five percent of the issued and outstanding Kranzco Common Equity, (iii) any Person that controlled, was controlled by or was under common control with, Kranzco,
(iv) any trustee, director, officer, employee or family member of any Person listed in clauses (i), (ii) or (iii) of this definition or (v) any Person with respect to which any Person listed in clauses (i) through (iv) of this definition was a director, officer or the direct or indirect owner of more than ten percent of the issued and outstanding equity securities of such
Person immediately prior to any such issuance.

     Kranzco Common Equity.  The term "Kranzco Common Equity" shall mean all shares which were authorized of any class or series of common shares of beneficial interest of Kranzco, including the Kranzco Common Shares, and any other shares, howsoever designated, which had the right (subject always to prior rights of any class or series of preferred shares of beneficial interest of Kranzco) to participate in the distribution of the assets and earnings of Kranzco without limit as to per share amount.

     Kranzco Common Share Equivalent.  The term "Kranzco Common Share
Equivalent" shall mean any evidence of indebtedness, shares of stock or beneficial interest (other than Kranzco Series B-1 Preferred Shares) or other securities which were or may have been convertible into or exchangeable for
Kranzco Additional Common Equity ("Kranzco Convertible Securities"), or any
warrant, option or other right to subscribe for any Kranzco Convertible
Securities or for any Kranzco Additional Common Equity.

     Kranzco Common Shares.  The term "Kranzco Common Shares" shall mean the
Common Shares of Beneficial Interest, $.01 par value per share, of Kranzco.

     Kranzco Parity Shares.  The term "Kranzco Parity Shares" shall mean, as the case may be, (i) any class or series of Kranzco Shares which were entitled to receive payment of distributions on a parity with the Kranzco
Series B-1 Preferred Shares or (ii) any class or series of Kranzco Shares which were entitled to receive assets upon liquidation, dissolution or winding up of the affairs of Kranzco on a parity with the Kranzco Series B-1
Preferred Shares.

     Kranzco Reorganization.  The term "Kranzco Reorganization" shall mean the merger of Kranzco into KRT Trust II LLC, a Delaware limited liability company.

     Kranzco Senior Shares.  The term "Kranzco Senior Shares" shall mean, as the case may be, (i) any class or series of Kranzco Shares which ranked senior to the Kranzco Series B-1 Preferred Shares in respect of the right to receive distributions or (ii) any class or series of Kranzco Shares which ranked senior to the Kranzco Series B-1 Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of Kranzco.

     Kranzco Series B-1 Preferred Shares.  The term "Kranzco Series B-1
Preferred Shares" shall mean the Series B-1 Cumulative Convertible Preferred
Shares of Beneficial Interest, $.01 par value per share, of Kranzco.

     Kranzco Shares.  The term "Kranzco Shares" shall mean any transferable shares of beneficial interest of Kranzco of any class or series.

     Kranzco Subsidiary.  The term "Kranzco Subsidiary" shall mean any corporation, partnership or other business entity of which more than 50% of the total voting securities or equity securities is owned or controlled by
Kranzco.

     KRT Trust.  The term "KRT Trust" shall mean KRT Trust, a Maryland real estate investment trust.

     KRT Trust Additional Common Equity.  The term "KRT Trust Additional
Common Equity" shall mean all KRT Trust Common Equity issued by KRT Trust except:  (1) the KRT Trust Common Shares issued upon conversion of the KRT
Trust Series B-1 Preferred Shares; (2) the KRT Trust Common Equity issued upon conversion of any KRT Trust Senior Shares, KRT Trust Parity Shares, KRT
Trust Common Share Equivalents or any other shares of beneficial interest of
KRT Trust which, by their terms, were convertible into KRT Trust Common
Equity and (a) which were received in the Kranzco Reorganization in exchange for Kranzco Senior Shares, Kranzco Parity Shares, Kranzco Common Share
Equivalents or any other shares of beneficial interest of Kranzco issued by
Kranzco prior to November 12, 1996, (b) for which no adjustment pursuant to
Section 12.4(f) of the Declaration of Trust of KRT Trust (the "KRT Trust
Declaration") was required at the time of issuance or the time of any amendment or change thereto or (c) for which an adjustment was provided in another provision of Section 12.4(f) of the KRT Trust Declaration; (3) up to
an aggregate of 250,000 shares of KRT Trust Common Equity and shares of KRT
Trust Common Equity into which KRT Trust Common Share Equivalents were exercisable, exchangeable or convertible, in each case issued to Affiliates of KRT Trust, at a price per share less than the Current Market Price per
Kranzco Common Share immediately prior to consummation of the Kranzco
Reorganization, including, without limitation, shares of KRT Trust Common
Equity or KRT Trust Common Share Equivalents issued to directors, officers, employees, or trustees of KRT Trust or any KRT Trust Subsidiary and those issued pursuant to stock option, stock purchase, performance or other remuneration plans adopted by the Board of Trustees of KRT Trust from time to time; (4) the issuance of shares of KRT Trust Common Equity under any circumstances for which an adjustment was provided in Section 12.4(f)(i) of the KRT Trust Declaration; or (5) KRT Trust Common Equity issued pursuant to a dividend reinvestment plan or stock purchase plan available to all holders of KRT Trust Common Equity.

     KRT Trust Affiliate.  The term "KRT Trust Affiliate" shall mean, with respect to any issuance of KRT Trust Additional Common Equity, (i) any trustee, director, officer or employee of KRT Trust or of any subsidiary of
KRT Trust, (ii) any Person that was the direct or indirect owner of more than five percent of the issued and outstanding KRT Trust Common Equity, (iii) any
Person that controlled, was controlled by or was under common control with,
KRT Trust, (iv) any trustee, director, officer, employee or family member of any Person listed in clauses (i), (ii) or (iii) of this definition or (v) any
Person with respect to which any Person listed in clauses (i) through (iv) of this definition was a director, officer or the direct or indirect owner of more than ten percent of the issued and outstanding equity securities of such
Person immediately prior to any such issuance.

     KRT Trust Common Equity.  The term "KRT Trust Common Equity" shall mean all shares which were authorized of any class or series of common shares of beneficial interest of KRT Trust, including the KRT Trust Common Shares, and any other shares, howsoever designated, which had the right (subject always to prior rights of any class or series of preferred shares of beneficial interest of KRT Trust) to participate in the distribution of the assets and earnings of KRT Trust without limit as to per share amount.

     KRT Trust Common Share Equivalent.  The term "KRT Trust Common Share
Equivalent" shall mean any evidence of indebtedness, shares of stock or beneficial interest (other than KRT Trust Series B-1 Preferred Shares) or other securities which were or may have been convertible into or exchangeable for KRT Trust Additional Common Equity ("KRT Trust Convertible Securities"),
or any warrant, option or other right to subscribe for any KRT Trust
Convertible Securities or for any KRT Trust Additional Common Equity.

     KRT Trust Common Shares.  The term "KRT Trust Common Shares" shall mean the Common Shares of Beneficial Interest, $.01 par value per share, of KRT
Trust.

     KRT Trust Parity Shares.  The term "KRT Trust Parity Shares" shall mean, as the case may be, (i) any class or series of KRT Trust Shares which were entitled to receive payment of distributions on a parity with the KRT Trust
Series B-1 Preferred Shares or (ii) any class or series of KRT Trust Shares which were entitled to receive assets upon liquidation, dissolution or winding up of the affairs of KRT Trust on a parity with the KRT Trust Series
B-1 Preferred Shares.

     KRT Trust Senior Shares.  The term "KRT Trust Senior Shares" shall mean, as the case may be, (i) any class or series of KRT Trust Shares which ranked senior to the KRT Trust Series B-1 Preferred Shares in respect of the right to receive distributions or (ii) any class or series of KRT Trust Shares which ranked senior to the KRT Trust Series B-1 Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of KRT Trust.

     KRT Trust Series B-1 Preferred Shares.  The term "KRT Trust Series B-1
Preferred Shares" shall mean the Series B-1 Cumulative Convertible Preferred
Shares of Beneficial Interest, $.01 par value per share, of KRT Trust.

     KRT Trust Shares.  The term "KRT Trust Shares" shall mean any transferable shares of beneficial interest of KRT Trust of any class or series.

     KRT Trust Subsidiary.  The term "KRT Trust Subsidiary" shall mean any corporation, partnership or other business entity of which more than 50% of the total voting securities or equity securities is owned or controlled by
KRT Trust.

     Liquidation Preference.  The term "Liquidation Preference" shall mean
$25.00 per share.

     Merger.  The term "Merger" shall mean the merger of KRT Trust into the
Company.

     Notice of Redemption.  The term "Notice of Redemption" shall have the meaning set forth in Section 15.7(b).

     Overlapping Period.  The term "Overlapping Period" shall have the meaning set forth in Section 15.4(a).

     Parity Shares.  The term "Parity Shares" shall mean, as the case may be,
(i) any class or series of Shares which is entitled to receive payment of distributions on a parity with the Series B-1 Preferred Shares or (ii) any class or series of Shares which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company on a parity with the Series B-1 Preferred Shares.

     Person.  The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Section 401(a)
or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the
Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3)
of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Series B-1
Preferred Shares (or who participated in a public offering of the Kranzco
Series B-1 Preferred Shares or the KRT Trust Series B-1 Preferred Shares);
provided, that such ownership by such underwriter would not result in the
Company being "closely held" within the meaning of Section 856(h) of the
Code, or otherwise result in the Company failing to qualify as a REIT (or would not have resulted in Kranzco or KRT Trust, respectively, being "closely held" within the meaning of Section 856(h) of the Code, or otherwise have resulted in Kranzco or KRT Trust, respectively, failing to qualify as a
REIT).

     Preferential Distribution Non-Payment.  The term "Preferential
Distribution Non-Payment" shall have the meaning set forth in Section
15.5(a)(ii).

     Preferred Shares Trustee.  The term "Preferred Shares Trustee" shall have the meaning set forth in Section 15.5(a)(ii).

     Record Date.  The term "Record Date" shall mean the date designated by the Board of Trustees at the time a distribution is declared; provided, that such Record Date shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Trustees for the payment of distributions that is not more than ninety (90) days prior to such Distribution Payment Date.

     Redemption Date.  The term "Redemption Date" shall have the meaning set forth in Section 15.7(b).

     Redemption Distributions.  The term "Redemption Distributions" shall have the meaning set forth in Section 15.7(a).

     REIT.  The term "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

     Senior Shares.  The term "Senior Shares" shall mean, as the case may be,
(i) any class or series of Shares ranking senior to the Series B-1 Preferred
Shares in respect of the right to receive distributions or (ii) any class or series of Shares ranking senior to the Series B-1 Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

     Series A-1 Preferred Shares.  The term "Series A-1 Preferred Shares"
shall mean the Series A-1 Increasing Rate Cumulative Convertible Preferred
Shares of Beneficial Interest, $.01 par value per share, of the Company.

     Series A-1 Preferred Share Conversion Limit.  The term "Series A
Preferred Share Conversion Limit" shall have the meaning set forth in Section
15.4(f).

     Series B-1 Conversion Price.  The term "Series B-1 Conversion Price"
shall have the meaning set forth in Section 15.4(a).

     Series B-1 Excepted Person.  The term "Series B-1 Excepted Person" shall have the meaning set forth in Section 15.6(e).

     Series B-1 Excess Shares.  The term "Series B-1 Excess Shares" shall have the meaning set forth in Section 15.6(d).

     Shares.  The term "Shares" shall mean any transferable shares of beneficial interest of the Company of any class or series.

     Six Quarter Preferential Distribution Non-Payment.  The term "Six
Quarter Preferential Distribution Non-Payment" shall have the meaning set forth in Section 15.5(a)(ii).

     Subsidiary.  The term "Subsidiary" shall mean any corporation, partnership or other business entity of which more than 50% of the total voting securities or equity securities is owned or controlled by the Company.

     Total Distributions.  The term "Total Distributions" shall have the meaning set forth in Section 15.2(g).

     Section 15.2   Distributions.

     (a)  The record holders of Series B-1 Preferred Shares shall be entitled to receive from the Initial Payment Period Commencement Date, notwithstanding that no Series B-1 Preferred Shares had been issued on such date, when, as and if authorized by the Board of Trustees, out of assets legally available for payment of distributions, cumulative cash distributions at a rate of
9.75% per annum of the Liquidation Preference per Series B-1 Preferred Share,
computed on the basis of a 360-day year consisting of twelve 30-day months.

     (b)  Distributions on the Series B-1 Preferred Shares shall accrue and be cumulative from the Initial Payment Period Commencement Date, notwithstanding that no Series B-1 Preferred Shares had been issued on such date.  Distributions shall be payable quarterly in arrears for each
Distribution Period when, as and if authorized by the Board of Trustees, on
January 20, April 20, July 20 and October 20 of each year (each, a
"Distribution Payment Date"), commencing on July 20, 2000.  If any
Distribution Payment Date occurs on a day that is not a Business Day, any accrued distributions otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day.  The amount of distributions payable on Series B-1 Preferred Shares for each full
Distribution Period shall be computed by dividing by four the annual distribution rate set forth in Section 15.2(a).  Distributions payable in respect of any Distribution Period which is less than a full Distribution
Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Subject to Section 15.4(a), distributions shall be paid to the record holders of the Series B-1 Preferred Shares as their names shall appear on the share records of the Company at the close of business on the Record Date for such distribution.  Subject to Section 15.4(a), distributions in respect of any past Distribution Periods that are in arrears may be authorized, declared, set apart for payment and paid at any time to record holders on the Record Date therefor.  Any distribution payment made on
Series B-1 Preferred Shares shall be first credited against the earliest accrued but unpaid distribution due which remains payable.  Upon issuance, the Series B-1 Preferred Shares will rank on a parity as to distributions with the Series A-1 Preferred Shares.

     (c)  Except as provided in the next sentence, if any Series B-1
Preferred Shares are outstanding, no distributions (other than in Junior
Shares or Common Shares) shall be authorized, declared, set apart for payment or paid on any class or series of Junior Shares or Parity Shares unless all accrued distributions on the Series B-1 Preferred Shares for all prior
Distribution Periods and the then current Distribution Period have been or contemporaneously are authorized, declared, set apart for payment or paid.
When distributions are not so paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series B-1 Preferred Shares and any other class or series of Parity Shares, all distributions authorized or declared upon the Series B-1 Preferred Shares and any such class or series of Parity Shares shall be authorized or declared pro rata so that the amount of distributions authorized or declared per share on the Series B-1 Preferred
Shares and such class or series of Parity Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series B-1 Preferred Shares and such class or series of Parity Shares bear to each other.

     (d)  Except as provided in Section 15.2(c), unless all accrued distributions on the Series B-1 Preferred Shares have been or contemporaneously are authorized, declared, set apart for payment or paid for all prior Distribution Periods and the then current Distribution Period, no
Junior Shares or Parity Shares shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Shares) by the Company
(except by conversion into or exchange for Junior Shares or Common Shares).
Holders of the Series B-1 Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or Shares, in excess of accrued and cumulative distributions as herein provided.  No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment or payments on the Series B-1 Preferred Shares that may be in arrears.

     (e)  No distribution on Series B-1 Preferred Shares shall be required to be authorized, declared, set apart for payment or paid by the Company to the extent such authorization, declaration, setting apart for payment or payment shall be restricted or prohibited by law.  Notwithstanding that any distributions on Series B-1 Preferred Shares are restricted or prohibited by law, such distributions shall accrue and be cumulative.

     (f)  Distributions on the Series B-1 Preferred Shares, if not paid on the applicable Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Distribution Payment Date, whether or not the Company has earnings and whether or not there are assets legally available for the payment of such distributions.

     (g)  If, for any taxable year, the Board of Trustees elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the distributions paid or made available for the year to holders of all classes of Shares (the "Total
Distributions"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Series B-1 Preferred Shares shall be the Capital
Gains Amount multiplied by a fraction, the numerator of which shall be the total distributions paid or made available to the holders of the Series B-1
Preferred Shares for the year and the denominator of which shall be the Total
Distributions.

     Section 15.3   Distributions Upon Liquidation, Dissolution or Winding
Up.

     (a)  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution shall be made to the holders of any Junior Shares, and subject to the payment or provision or reserve for payment of the debts and liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) and the preferences of Senior Shares, if any, of the Company, the holders of Series
B-1 Preferred Shares shall be entitled to receive, out of the assets of the
Company legally available for payment of distributions, liquidating distributions in cash (or property at its fair market value as determined in good faith by the Board of Trustees (or a combination thereof)) in the amount of the Liquidation Preference for each Series B-1 Preferred Share plus an amount equal to all accrued and unpaid distributions pursuant to Section 15.2
(whether or not authorized or declared, and whether or not there would be assets legally available for the payment of such distributions) to the date of such liquidation, dissolution or winding up.  After payment of the full amount of the liquidating distributions to which they are entitled pursuant to this Section 15.3(a), the holders of Series B-1 Preferred Shares will have no right or claim to any of the remaining assets of the Company and shall not be entitled to any other distribution.

     (b)  Notwithstanding any provision in Section 15.3(a) to the contrary, in the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the assets legally available for payment of distributions are insufficient to pay (x) the full amount of the liquidating distributions to which holders of Series B-1
Preferred Shares would otherwise be entitled pursuant to Section 15.3(a) and
(y) the corresponding amounts of the liquidating distributions to which holders of Parity Shares would be entitled upon liquidation, dissolution or winding up of the affairs of the Company, then the holders of the Series B-1
Preferred Shares and the holders of the Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled.  Upon issuance, the Series B-1 Preferred Shares will rank on a parity with the
Series A-1 Preferred Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company.

     Section 15.4   Conversion.

     (a)  Holders of Series B-1 Preferred Shares shall have the right, at any time and from time to time, to convert all or any Series B-1 Preferred Shares
(except that upon any dissolution, liquidation or winding up of the affairs of the Company the right of conversion shall terminate at the close of business on the Business Day fixed for payment of the liquidating distributions to which holders of Series B-1 Preferred Shares are entitled)
into such number of fully paid Common Shares as is obtained by:  (i)
multiplying the number of Series B-1 Preferred Shares to be converted by
$25.00 and (ii) dividing the result by the conversion price listed below that will be in effect during the corresponding date of conversion listed below:

Date of Conversion                                          Conversion Price
------------------                                          ----------------
At any time after the issuance of Series B-1
    Preferred Shares                                             $ 17.7125
At any time after Notice of Redemption pursuant
    to Section 15.7 hereof                                       $ 16.2500

If, and each time, a conversion price listed above then in effect (the
"Series B-1 Conversion Price") shall be adjusted pursuant to the terms of these Sections 15.1 through 15.14, all of the conversion prices listed above shall be so adjusted as though such conversion prices were in effect on the
date of adjustment.   The Series B-1 Conversion Price shall be the conversion
price as last adjusted and then in effect.  Notwithstanding anything else to the contrary, holders of Series B-1 Preferred Shares shall have the right, exercisable at any time, to convert, in accordance with the terms of this
Section 15.4, all or any such Series B-1 Preferred Shares (except that upon any dissolution, liquidation or winding up of the affairs of the Company the right of conversion shall terminate at the close of business on the Business
Day fixed for payment of the liquidating distributions to which holders of
Series B-1 Preferred Shares are entitled) into such number of fully paid
Common Shares as is obtained by:   (x) multiplying the number of Series B-1
Preferred Shares to be converted by $25.00 and (y) dividing the result by
$17.7125, as adjusted pursuant to this Section 15.4.

     Notwithstanding the surrender of Series B-1 Preferred Shares for conversion into Common Shares, all accrued distributions with respect to such
Series B-1 Preferred Shares for any past Distribution Periods that are in arrears at the time of such conversion shall be paid to the registered holder of such Series B-1 Preferred Shares in the same manner as if such registered holder continued to be the registered holder of such converted Series B-1
Preferred Shares following such conversion or, if upon conversion of such
Series B-1 Preferred Shares there will be no more Series B-1 Preferred Shares outstanding, then at the time of such conversion.  In addition, if any holder surrenders Series B-1 Preferred Shares for conversion into Common Shares, such holder shall be entitled to receive a distribution on such Series B-1
Preferred Shares converted for the portion of the current Distribution Period such holder owned the Series B-1 Preferred Shares surrendered for conversion, notwithstanding that the record date for the distribution payable for the current Distribution Period may not have occurred, in an amount per Series
B-1 Preferred Share converted equal to the product of (i) the distribution payable on each Series B-1 Preferred Share converted for the current
Distribution Period, multiplied by (ii) a fraction, the numerator of which is the number of calendar days in such Distribution Period elapsed to (but not including) the date of conversion and the denominator of which is the total number of calendar days in such Distribution Period.

     If any holder surrenders Series B-1 Preferred Shares for conversion into
Common Shares and as a result thereof such holder is or will be entitled to receive distributions with respect to both such Series B-1 Preferred Shares converted and such Common Shares into which such Series B-1 Preferred Shares were converted for the same period of time (the "Overlapping Period"), then, at the time of and as a condition precedent to such conversion (or, if at the time of such conversion the amount of the distribution with respect to such
Common Shares has not yet been determined, at the time of such determination), the Company shall withhold from any distribution payable on such Series B-1 Preferred Shares converted, an amount equal to the Excess
Amount (defined below), if any.  If the amount of any distribution payable on such Series B-1 Preferred Shares converted shall not be sufficient to pay any
Excess Amount, such holder hereby authorizes the Company to withhold from any distribution payable to such holder on any Series B-1 Preferred Shares owned by such holder or, to the extent permissible, on any Common Shares owned by such holder, an amount equal to the Excess Amount.  "Excess Amount" shall mean an amount equal to the product of (i) the sum of the distributions payable on each Common Share into which such Series B-1 Preferred Shares were converted for the distribution period relating to the Common Shares in which the Overlapping Period occurs, multiplied by (ii) a fraction, the numerator of which is the number of calendar days in the Overlapping Period and the denominator of which is the total number of calendar days in such distribution period relating to the Common Shares in which the Overlapping
Period occurs.

     (b)  Any holder of one or more Series B-1 Preferred Shares electing to convert such Share or Shares shall deliver the certificate or certificates therefor to the principal office of the transfer agent for the Common Shares, with the form of notice of election to convert prescribed by the Company fully completed and duly executed and (if so required by the Company or any conversion agent) accompanied by instruments of transfer in form reasonably satisfactory to the Company and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and any payments (or evidence of payment) required pursuant to Section 15.4(d).  The conversion right with respect to any such Series B-1 Preferred Shares shall be deemed to have been exercised on the date upon which the last of the conditions for conversion provided in this Section 15.4(b) have been satisfied by the holder of such Series B-1 Preferred Shares, and the Person or Persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date.

     (c)  No fractional Common Share or scrip representing a fractional
Common Share shall be issued upon conversion of Series B-1 Preferred Shares.
If more than one Series B-1 Preferred Share shall be surrendered for conversion on any day by the same holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B-1 Preferred Shares so surrendered by such holder on such day.  Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series B-1 Preferred
Shares, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per
Common Share.

     (d)  If a holder converts Series B-1 Preferred Shares, the Company shall pay, at the time of and as a condition precedent to conversion, any documentary, stamp or similar issue or transfer tax due on the issuance of
Common Shares upon the conversion.  The holder, however, shall pay to the
Company the amount of any tax which is due (or shall establish to the satisfaction of the Company payment thereof) if the shares are to be issued in a name other than the name of the Person in whose name such Series B-1
Preferred Shares are registered.

     (e)  The Company shall reserve and shall at all times keep reserved out of its authorized but unissued Common Shares a sufficient number of Common
Shares to permit the conversion of the then outstanding Series B-1 Preferred
Shares that may then be converted.  All Common Shares which may be issued upon conversion of Series B-1 Preferred Shares shall be validly issued and fully paid, and not subject to preemptive or other similar rights.  In order that the Company may issue Common Shares upon conversion of Series B-1
Preferred Shares, the Company will endeavor to comply with all applicable
Federal and State securities laws and will endeavor to list such Common
Shares to be issued upon conversion on each securities exchange on which the
Common Shares are listed.

     The Series B-1 Preferred Shares converted pursuant to the provisions of this Section 15.4 shall thereupon be retired and may not be reissued as
Series B-1 Preferred Shares but shall thereafter have the status of authorized but unissued Shares.

     (f)  The conversion rate in effect at any time shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (i)  Distribution of Common Shares; Reclassification; Subdivision;
     Combination.  In case the Company shall (1) pay a dividend payable in, effect a split up of, or make any other distribution in, Common Shares to holders of the Common Shares, (2) reclassify the outstanding Common
     Shares into Shares of some other class or series of Shares, (3)
     subdivide the outstanding Common Shares into a greater number of Common
     Shares or (4) combine the outstanding Common Shares into a smaller number of Common Shares, the conversion rate immediately prior to such action shall be adjusted so that the holder of any Series B-1 Preferred
     Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which he would have owned immediately following such action had such Series B-1 Preferred Shares been converted immediately prior thereto.  An adjustment made pursuant to this Section 15.4(f)(i) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a reclassification, subdivision or combination.

          (ii) Issuance of Additional Common Equity.  (A) If the Company
     shall issue to a Person who is not a Company Affiliate (as defined below) at the time of issuance any Additional Common Equity (as defined below) at a price per share less than 85% of the Current Market Price per Common Share then in effect on the date of such issuance, then the number of Common Shares into which each Series B-1 Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series B-1 Preferred Share was convertible immediately prior to such issuance by a fraction of which the numerator shall be the number of shares of Common Equity outstanding immediately prior to such issuance plus the number of shares of Additional Common Equity offered, and of which the denominator shall be the number of shares of Common
     Equity outstanding immediately prior to such issuance plus the number of shares of Common Equity which the aggregate offering price of the
     Additional Common Equity offered would purchase at such Current Market
     Price per Share.  Such adjustments shall become effective immediately after such issuance.

          (B)  If the Company shall issue to a Person who is a Company
     Affiliate at the time of issuance, in any one or a series of related transactions, any Additional Common Equity at a price per share less than the Current Market Price per Common Share then in effect on the date of such issuance, then the number of Common Shares into which each
     Series B-1 Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series B-1 Preferred Share was convertible immediately prior to such issuance by a fraction of which the numerator shall be the number of shares of Common Equity outstanding immediately prior to such issuance plus the number of shares of
     Additional Common Equity offered, and of which the denominator shall be the number of shares of Common Equity outstanding immediately prior to such issuance plus the number of shares of Common Equity which the aggregate offering price of the Additional Common Equity offered would purchase at such Current Market Price per Share.  Such adjustments shall become effective immediately after such issuance.

     "Additional Common Equity" shall mean all Common Equity issued by the
     Company except:  (1) the Common Shares issued upon conversion of the
     Series B-1 Preferred Shares; (2) the Common Equity issued upon conversion of any Senior Shares, Parity Shares, Common Share Equivalents
     or any other shares of beneficial interest which, by their terms, are convertible into Common Equity and (a) which were received in the Merger in exchange for KRT Trust Senior Shares, KRT Trust Parity Shares, KRT
     Trust Common Share Equivalents or any other shares of beneficial interest of KRT Trust which were received in the Kranzco Reorganization in exchange for Kranzco Senior Shares, Kranzco Parity Shares, Kranzco
     Common Share Equivalents or any other shares of beneficial interest of
     Kranzco issued by Kranzco prior to November 12, 1996, (b) for which no adjustment pursuant to this Section 15.4(f) was required at the time of issuance or the time of any amendment or change thereto or (c) for which an adjustment is provided in another provision of this Section 15.4(f);
     (3) up to an aggregate of 250,000 shares of Common Equity and shares of
     Common Equity into which Common Share Equivalents are exercisable, exchangeable or convertible, in each case issued to Affiliates of the
     Company, at a price per share less than the Current Market Price per
     Common Share then in effect on the date of such issuance, including, without limitation, shares of Common Equity or Common Share Equivalents issued to directors, officers, employees, or trustees of the Company or any Subsidiary of the Company and those issued pursuant to stock option, stock purchase, performance or other remuneration plans adopted by the
     Board of Trustees from time to time (including, without limitation, the
     Company's 2000 Incentive Plan); (4) the issuance of shares of Common
     Equity under any circumstances for which an adjustment is provided in
     Section 15.4(f)(i); or (5) Common Equity issued pursuant to a dividend reinvestment plan or stock purchase plan available to all holders of
     Common Equity.

     "Company Affiliate" shall mean, with respect to any issuance of
     Additional Common Equity, (i) any trustee, director, officer or employee of the Company or of any subsidiary of the Company, (ii) any Person that is the direct or indirect owner of more than five percent of the issued and outstanding Common Equity of the Company, (iii) any Person that controls, is controlled by or is under common control with, the Company,
     (iv) any trustee, director, officer, employee or family member of any
     Person listed in clauses (i), (ii) or (iii) of this definition or (v)
     any Person with respect to which any Person listed in clauses (i)
     through (iv) of this definition is a director, officer or the direct or indirect owner of more than ten percent of the issued and outstanding equity securities of such Person immediately prior to any such issuance.

     "Common Share Equivalent" shall mean any evidence of indebtedness, shares of stock or beneficial interest (other than Series B-1 Preferred
     Shares) or other securities which are or may be convertible into or exchangeable for Additional Common Equity ("Convertible Securities"), or
     any warrant, option or other right to subscribe for any Convertible
     Securities or for any Additional Common Equity.

     For purposes of this Section 15.4(f)(ii), the number of Common Equity at any time outstanding shall not include Common Equity held in the treasury of the Company.

          (iii)     Issuance of Common Share Equivalents.  (A) If the Company
     shall issue to a Person who is not a Company Affiliate at the time of issuance any Common Share Equivalent and the aggregate of the price per
     Common Share Equivalent and the price per share for which shares of
     Additional Common Equity may be issuable thereafter pursuant to such
     Common Share Equivalent shall be below an amount equal to 85% of the
     Current Market Price per Common Share on the record date for determination of the holders of the Common Shares entitled to receive such issue, or, if, after any such issuance, the price per share for which shares of Additional Common Equity may be issuable thereafter is amended or changed and the aggregate of such price, as so amended or changed, and the price per Common Share Equivalent, shall be below an amount equal to 85% of the Current Market Price per Common Share at the
     effective time of such amendment or change, then the number of Common
     Shares into which each Series B-1 Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such
     Series B-1 Preferred Share was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of
     Common Shares outstanding on such record date plus the number of Common
     Shares into which, or for which, the Common Share Equivalents so offered are convertible or exercisable, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the Common
     Shares into which, or for which, the Common Share Equivalents so offered are convertible or exercisable would purchase at such Current Market
     Price per Common Share.  Such adjustments shall become effective immediately after such record date.

          (B)  If the Company shall issue to a Person who is a Company
     Affiliate at the time of issuance, in any one or a series of related transactions, any Common Share Equivalents and the aggregate of the price per Common Share Equivalent and the price per share for which shares of Additional Common Equity may be issuable thereafter pursuant to such Common Share Equivalent shall be below an amount equal to the
     Current Market Price per Common Share on the date of issue, or, if, after any such issuance, the price per share for which shares of
     Additional Common Equity may be issuable thereafter is amended or changed and the aggregate of such price, as so amended or changed, and the price per Common Share Equivalent, shall be below an amount equal to the Current Market Price per Common Share at the effective time of such amendment or change, then the number of Common Shares into which each
     Series B-1 Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series B-1 Preferred Share was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares into which, or for which, the Common Share Equivalents so offered are convertible or exercisable, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the Common Shares into which, or for which, the Common Share Equivalents so offered are convertible or exercisable would purchase at such Current Market Price per Common
     Share.  Such adjustments shall become effective immediately after such issuance.

          (iv) Conversion of Series A-1 Preferred Shares.  Notwithstanding
     anything to the contrary contained in this Section 15.4(f), if the aggregate number of Common Shares into which the Series A-1 Preferred
     Shares are converted exceeds 500,000 Common Shares, subject to adjustment pursuant to Section 15.4(f)(i) (the "Series A-1 Preferred
     Share Conversion Limit"), then the number of Common Shares into which each Series B-1 Preferred Share shall be convertible shall be adjusted so that the holder of any Series B-1 Preferred Shares thereafter surrendered for conversion shall be entitled to receive such number of
     Common Shares as would have been received by such holder of Series B-1
     Preferred Shares having the same percentage of the then outstanding
     Common Shares upon such conversion as such holder would have received upon conversion if the aggregate number of Common Shares into which the
     Series A-1 Preferred Shares were converted equalled the Series A-1
     Preferred Share Conversion Limit at the time of conversion of such
     Series B-1 Preferred Shares.

          (v)  Additional Adjustments.  In the event that the Company shall issue to Affiliates of the Company in excess of an aggregate of 250,000 shares of Common Equity and shares of Common Equity into which Common
     Share Equivalents are exercisable, exchangeable or convertible, in each case which are issued at a price per share less than the Current Market
     Price per Common Share then in effect on the date of such issuance, then the calculation of the number of Common Shares into which each Series
     B-1 Preferred Share is convertible shall be adjusted pursuant to the provisions of this Section 15.4(f) for each such shares of Common Equity and Common Share Equivalents to Affiliates of the Company at a price per share less than the Current Market Price per Common Share then in effect on the date of such issuance.

          (vi) Limitation of Adjustments.  For purposes of this Section
     15.4(f), the number of Common Shares or Common Equity at any time outstanding shall not include Common Shares or Common Equity held in the treasury of the Company.  No adjustment of the Series B-1 Conversion
     Price shall be made under Section 15.4(f)(iii), upon the issuance of any
     Convertible Security which is issued pursuant to the exercise of any warrants or rights, if any adjustment shall previously have been made in the Series B-1 Conversion Price then in effect upon the issuance of such warrants or other rights pursuant to Section 15.4(f)(iii) or otherwise pursuant to this Section 15.4(f).

          (vii)     Additional Distributions.  If the Company shall make a
     dividend or distribution of securities (other than Common Shares or
     Common Share Equivalents) or other property to the holders of Junior
     Shares and not to the holders of the Series B-1 Preferred Shares, then, unless the holders of the Series B-1 Preferred Shares are entitled to receive such distribution at a later time upon conversion of the Series
     B-1 Preferred Shares and such distribution has been set aside for such later distribution, each holder of Series B-1 Preferred Shares shall receive at the time of payment or issuance of such dividend or distribution, without payment or any consideration therefor, such securities or other property which he would have owned immediately following such dividend or distribution had such holder's Series B-1
     Preferred Shares been converted immediately prior thereto; and an appropriate provision therefor shall be made a part of any such dividend or distribution.

          (viii)    Computation of Consideration.  In making adjustments to
     the Series B-1 Conversion Price pursuant to this Section 15.4(f), the consideration received by the Company shall be deemed to be the following:  to the extent that any Additional Common Equity, and Common
     Share Equivalents or rights shall be issued for a cash consideration, the consideration received by the Company therefor, or, if such
     Additional Common Equity or Common Share Equivalents are offered by the
     Company for subscription, the subscription price paid to and received by the Company, or, if such Additional Common Equity or Common Share
     Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in each such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the consideration received by the Company shall be the fair market value of such consideration at the time of such issuance as determined in good faith by the Board of Trustees.  The consideration for any Additional
     Common Equity issuable pursuant to any Common Share Equivalents shall be the consideration received by the Company for issuing such Common Share
     Equivalents, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Share
     Equivalents.  In the case of the issuance at any time of any Additional
     Common Equity or Common Share Equivalents in payment or satisfaction of any dividend upon any class of stock other than Common Shares, the
     Company shall be deemed to have received for such Additional Common
     Equity or Common Share Equivalents a consideration equal to the amount of such dividend so paid or satisfied.  In any case in which the consideration to be received or paid shall be other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Trustees, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

     (g)  No adjustment in the conversion rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate;
provided, that any adjustment which by reason of this Section 15.4(g) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 15.4 shall be rounded up to the nearest cent ($.01) or to the nearest one-thousandth
(1/1000) of a share, as the case may be.  No adjustment to the conversion rate shall be made for cash dividends.

     (h)  In the event that, as a result of an adjustment made pursuant to
Section 15.4(f), the holder of any Series B-1 Preferred Shares thereafter surrendered for conversion shall become entitled to receive any Shares other than Common Shares, thereafter the number of such Shares so receivable upon conversion of any Series B-1 Preferred Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 15.4.

     (i)  The Company may make such increases in the number of Common Shares to be received upon the conversion of Series B-1 Preferred Shares, in addition to those required by Section 15.4(f), as is considered to be advisable by the Board of Trustees in order that any event treated for
Federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

     (j)  Whenever the conversion rate is adjusted, the Company shall, in addition to any notice required to be delivered pursuant to Section 15.4(a)
or 15.4(k), promptly, but in no event later than ten days following such adjustment, send notice to all holders of Series B-1 Preferred Shares of the adjustment and shall cause to be prepared a certificate signed by the principal financial officer of the Company setting forth, in reasonable detail, the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof (including a description of the basis on which the Board of Trustees made any determination relating to such adjustment); such certificate shall forthwith be filed with each transfer agent for the Series B-1 Preferred Shares.

     (k)  Each holder of Series B-1 Preferred Shares shall be entitled to all notices, including notice of the record dates for any votes with respect to the Common Shares, delivered to holders of Common Shares.  In addition, in the event that the Company resolves to take any action which, if it were to occur, would require an adjustment in the conversion rate, or takes such action, a holder of Series B-1 Preferred Shares, if it has a right to convert, may convert, at the applicable conversion ratio, some or all of such shares into Common Shares prior to the record date for, or the effective date of, the transaction so that it may receive the rights, warrants, securities or assets which a holder of Common Shares on that date may receive.
Therefore, the Company shall, in addition to any notice required to be delivered pursuant to Section 15.4(a) or 15.4(j), send notice to all holders of Series B-1 Preferred Shares stating the proposed record or effective date of (i) any merger or consolidation of the Company with or into any Person, unless (A) immediately following such merger or consolidation, more than 50%
of the surviving company's issued and outstanding voting securities are held by the holders of the Company's issued and outstanding voting securities immediately prior to such merger or consolidation and (B) effective provision is made in the charter documents of the surviving Person or otherwise for the recognition, preservation and protection of the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends or other distributions of the Series B-1 Preferred Shares or (ii) any sale, lease, transfer, spin-off, or other disposal or distribution of all or substantially all of the assets of the Company at least 30 days before such date.

     In the event (a) that the Company shall authorize the granting to holders of Common Shares of rights to subscribe for or purchase any shares of beneficial interest of any class or of any other rights or (b) of any capital reorganization or reclassification of the shares of beneficial interest of the Company, then the Company shall provide to the holders of the Series B-1
Preferred Shares prompt notice stating (i) the date on which a record is to be taken for the purpose of such distribution or subscription rights, or, if a record is not to be taken, the date as of which the holders of Common
Shares of record would be entitled to such distribution or subscription rights or (ii) the date on which a capital reorganization or reclassification is expected to become effective.

     (l)  In case of (i) any reclassification of outstanding Common Shares issuable upon conversion of Series B-1 Preferred Shares, or (ii) any consolidation or merger of the Company with or into another corporation
(other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification of outstanding Common Shares issuable upon such conversion), the rights of the holders of the outstanding Series B-1 Preferred Shares shall be adjusted in the manner described below:

          (i)  In the event that the Company is the surviving corporation, each Series B-1 Preferred Share shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon conversion of each Series B-1 Preferred Share, the holder thereof shall receive, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, consolidation or merger by the holder of one Common Share issuable upon such conversion had such conversion occurred immediately prior to such reclassification, consolidation or merger.  Such Series B-1 Preferred
     Share shall be deemed to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 15.4(l).  The provisions of this Section 15.4(l)(i)
     shall similarly apply to successive reclassifications, consolidations and mergers.

          (ii) In the event that the Company is not the surviving
     corporation, (A) effective provision shall be made in the charter documents of the surviving Person or otherwise for the recognition, preservation and protection of the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends or other distributions of the Series B-1 Preferred Shares or (B) the surviving corporation shall, without payment of any additional consideration therefor, issue new Series B-1 Preferred Shares providing that, upon conversion thereof, the holder thereof shall receive, in lieu of each Common Share theretofore issuable upon conversion of the Series
     B-1 Preferred Shares, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, consolidation or merger by the holder of one Common Share issuable upon conversion of the Series B-1 Preferred Shares had such conversion occurred immediately prior to such reclassification, consolidation or merger.  Such new Series B-1 Preferred Shares shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 15.4(l)(ii). The provisions of this Section 15.4(l)(ii) shall similarly apply to successive reclassifications, consolidations and mergers.

     A change in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination, shall not be deemed a reclassification for purposes of these Sections 15.1 through 15.14.

     Section 15.5   Voting Rights.

     (a) (i)   The holders of Series B-1 Preferred Shares shall vote together with the holders of the Common Shares as a single class on all actions to be taken by the holders of the Common Shares.  Each holder of Series B-1
Preferred Shares shall be entitled to such number of votes as shall equal the number of Common Shares into which his Series B-1 Preferred Shares are then convertible, and be entitled to notice of all shareholder meetings with respect to which the holders of Common Shares are then entitled.

     (ii) If the Company shall have failed to authorize and pay or declare and set apart for payment the distributions accumulated on the outstanding
Series B-1 Preferred Shares (A) for any four quarterly Distribution Periods
(a "Four Quarter Preferential Distribution Non-Payment"), the number of trustees of the Board of Trustees shall be increased by one and the holders of the outstanding Series B-1 Preferred Shares, voting together as a separate class, shall be entitled to elect one additional trustee to the Board of
Trustees (a "Preferred Shares Trustee") and (B) for any six quarterly
Distribution Periods (a "Six Quarter Preferential Distribution Non-Payment";
each of a Six Quarter Preferential Distribution Non-Payment and a Four
Quarter Preferential Distribution Non-Payment shall be referred to herein as a "Preferential Distribution Non-Payment"), the number of trustees of the
Board of Trustees shall be increased by one additional trustee and the holders of the outstanding Series B-1 Preferred Shares, voting together as a separate class, shall be entitled to elect a second Preferred Shares Trustee, until the full distributions accumulated on all outstanding Series B-1
Preferred Shares for such four or six, as the case may be, quarterly
Distribution Periods have been authorized and paid or declared and set apart for payment.

     The right of the holders of Series B-1 Preferred Shares to elect a
Preferred Shares Trustee may be exercised at any annual meeting of shareholders, or, within the limitations hereinafter provided, at a special meeting of holders of Series B-1 Preferred Shares held for such purpose.  At any time after such voting power shall have so vested in the holders of
Series B-1 Preferred Shares, the Board of Trustees shall, at the request of holders of record of at least 25% of the Series B-1 Preferred Shares then outstanding, call a special meeting of the holders of Series B-1 Preferred
Shares for the election of the Preferred Shares Trustee to be elected by the holders of Series B-1 Preferred Shares, to be held within 90 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of shareholders; provided, however, that the
Board of Trustees shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders.  At any meeting so called or at any annual meeting, (a) holders of a majority of the outstanding Series B-1
Preferred Shares, voting together as a separate class, in person or by proxy, shall be sufficient to constitute a quorum for the election of a Preferred
Shares Trustee as provided in this Section 15.5(a)(ii), and (b) holders of a plurality of the outstanding Series B-1 Preferred Shares, voting together as a separate class, shall have the power to elect a Preferred Shares Trustee.
If any such special meeting required to be called as above provided shall not be called by the Board of Trustees within 90 days of a request pursuant to this Section 15.5(a)(ii), then the holders of record of at least 25% of the
Series B-1 Preferred Shares then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the
Company's expense, call such meeting to be held at the place and upon the notice above provided.  No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of the shareholders or a special meeting held in place thereof next succeeding the time when the holders of Series B-1 Preferred Shares become entitled to elect a Preferred Shares Trustee as above provided.  No Preferred Shares Trustee elected by the holders of the Series B-1 Preferred Shares may be removed except by the vote of the holders of a majority of the outstanding Series B-1
Preferred Shares, voting together as a separate class, in person or by proxy, at a meeting called for such purpose.  So long as a Preferential Distribution
Non-Payment shall continue, if a Preferred Shares Trustee who has been elected by the holders of Series B-1 Preferred Shares to serve on the Board of Trustees shall no longer serve on the Board of Trustees by reason of resignation, death or removal, such vacancy shall be filled by holders of a plurality of the outstanding Series B-1 Preferred Shares, voting together as a separate class, at a meeting called in accordance with the provisions of this Section 15.5(a)(ii).

     If and when all accumulated distributions on the Series B-1 Preferred
Shares have been authorized and paid or declared and set apart for payment, the holders of the Series B-1 Preferred Shares shall be divested of the special voting rights provided by this Section 15.5(a), subject to revesting in the event of each and every subsequent Four Quarter Preferential
Distribution Non-Payment or Six Quarter Preferential Distribution
Non-Payment, as the case may be.  Upon termination of such special voting rights attributable to all holders of the Series B-1 Preferred Shares, the term of office of the Preferred Shares Trustee or Trustees shall forthwith terminate and the number of trustees constituting the entire Board of
Trustees shall be reduced by one or two, as the case may be.

     (b)  So long as any Series B-1 Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees shall at all times be such that the exercise, by the holders of the Series B-1 Preferred
Shares of the right to elect a Preferred Shares Trustee under the circumstances provided for in Section 15.5(a) will not contravene any provision of the Declaration of Trust restricting the number of trustees which may constitute the entire Board of Trustees.

     (c)  A Preferred Shares Trustee elected pursuant to Section 15.5(a)
shall serve until the earlier of (x) the next annual meeting of the shareholders of the Company and the election (by the holders of the Series B-
1 Preferred Shares) and qualification of his successor or (y) the termination of the special voting rights as provided for in Section 15.5(a).

     Section 15.6   Trustees' Right to Refuse to Transfer Series B-1
Preferred Shares; Limitation on Holdings.

     (a)  The terms and provisions of this Section 15.6 shall apply in addition to, and not in limitation of, the terms and provisions of Article
VII.

     (b)  Each Person who owns directly or indirectly more than five percent in number or value of the total Shares outstanding shall, by January 30 of each year, give written notice to the Company stating the Person's name and address, the number of Shares directly or indirectly owned by such Person, and a description of the capacity in which such Shares are held.  For purposes of this Section 15.6, the number and value of the total Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder.  In addition, each direct or indirect holder of Shares, irrespective of such shareholder's percentage "ownership" of outstanding Shares, shall upon demand disclose to the Company in writing such information with respect to the direct or indirect ownership of Shares as the Board of Trustees deems reasonably necessary from time to time to enable the Board of Trustees to determine whether the Company complies with the REIT Provisions of the Code (as defined in Section 1.5), to comply with the requirements of any taxing authority or governmental agency or to ensure or ascertain compliance with this Section
15.6.  For purposes of this Section 15.6, "ownership" shall be as defined in
Section 15.6(k).

     (c)  If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series B-1 Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Company as a REIT under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to cause any such transfer not to occur or to void any such issuance.

     (d)  As a condition to any transfer and/or registration of transfer on the books of the Company of any Series B-1 Preferred Shares which could result in direct or indirect ownership of Shares exceeding 9.8% of the lesser of the number or the value of the total Shares (such excess shares, the
"Excess Shares") by a Person other than a Series B-1 Excepted Person, such prospective transferee shall give written notice to the Company of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of
Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.  On each date of determination, the calculation of the number of the total Shares outstanding on such date shall be made assuming the conversion or exercise of all Series B-1 Preferred
Shares, Common Share Equivalents and Convertible Securities of such transferee on the date of determination in accordance with the terms of these
Sections 15.1 through 15.14.

     (e)  Any transfer or issuance of Series B-1 Preferred Shares that would
(i) create a direct or indirect owner of Excess Shares other than a Series
B-1 Excepted Person; or (ii) result in the Company being "closely held"
within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series B-1 Preferred Shares hereunder and shall be deemed never to have had an interest therein.

     "Series B-1 Excepted Person" shall mean (i) any Person defined as an
"Excepted Person" pursuant to the Declaration of Trust, (ii) any Person approved prior to the issuance of Series B-1 Preferred Shares by the Board of
Trustees, (iii) any Person approved after the issuance of Series B-1
Preferred Shares by the Board of Trustees, at its option and in its sole discretion, and (iv) each Person listed below, for so long as its direct or indirect ownership of Shares, individually or in the aggregate, in any combination, with those of any or all other Persons listed below, do not and could not exceed, the number of Shares or the percentage set forth below of the lesser of the number or the value of the Shares outstanding.
Notwithstanding anything contained in these Sections 15.1 through 15.14 to the contrary, the Board of Trustees shall not grant approval to any Person, and no Person shall be or be deemed a Series B-1 Excepted Person, if such
Person's direct or indirect ownership of Series B-1 Excess Shares would or could result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Company as a REIT under the
REIT provisions of the Code.

                                        Aggregate Number of Shares
Names of Series B-1 Excepted            or Percentage For All
Persons                                 Such Excepted Persons Combined
----------------------------            ------------------------------

Robert A. Mandor, Leonard S.       The maximum number of shares of beneficial
Mandor, Mill Neck Associates,      interest of the Company, into which such
B.& L. Associates, L.L.C. and/or   holders' Series B-1 Preferred Shares are
Mountain View Mall, Inc. and/or    then convertible, plus 33,200 Common
their affiliates.                  Shares, less any shares of beneficial
                                   interest of the Company transferred by any
                                   such holders to any Person who is not one
                                   of the Series B-1 Excepted Persons listed
                                   herein, but in no event less than 9.8%.

     (f)  The Company, by notice to the holder, transferor or transferee thereof, as the case may be, may purchase any or all Excess Shares (i) that are or proposed to be transferred in violation of any of the provisions hereof or (ii) that are or proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees (which shall be binding upon any proposed transferor or transferee of Series B-1 Preferred Shares), would result in any Person acquiring Series B-1 Excess Shares, or would otherwise jeopardize the status of the Company as a real estate investment trust under the REIT Provisions of the Code.  The Company shall have the power, by lot or other means deemed equitable by the Board of Trustees in its sole discretion, to purchase such Series B-1 Excess Shares.  The purchase price for each
Series B-1 Excess Share shall be equal to the greatest of (i) the average of the closing prices for a Series B-1 Preferred Share for the thirty trading days preceding the day on which notice of such proposed transfer is sent,
(ii) the product of (x) the average of the closing prices for a Common Share for the thirty trading days preceding the day on which notice of such proposed transfer is sent and (y) the number (including fractions) of Common
Shares into which such Series B-1 Preferred Share may be converted on such day and (iii) the sum of (x) the Liquidation Preference for such Series B-1
Preferred Share and (y) the accrued and unpaid distributions on such Series
B-1 Preferred Share.  The closing price for such days shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case of the New York Stock Exchange, Inc., or if the
Series B-1 Preferred Shares or Common Shares, as the case may be, are not listed or admitted to trading on the New York Stock Exchange, Inc., on the principal national securities exchange on which the Series B-1 Preferred
Shares or Common Shares, as the case may be, are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Series B-1 Preferred Shares or Common
Shares, as the case may be, or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system.  If the Series B-1 Preferred Shares or Common Shares, as the case may be, are not quoted on NASDAQ or any comparable system, the Board of Trustees shall in good faith determine the current market price on such basis as it considers appropriate.  Prompt payment of the purchase price shall be made in cash by the Company in such manner as may be determined by the Board of
Trustees, but in no event later than twenty Business Days after the Board of
Trustees elects to make such purchase.  From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series B-1 Preferred Shares to be so purchased shall have been made or duly provided for, the holder of any Series B-1 Excess Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series B-1 Preferred
Shares, excepting only the right to payment of the purchase price fixed as aforesaid.  Any dividend or distribution paid to a proposed transferee of
Series B-1 Excess Shares prior to the discovery by the Company that the
Series B-1 Preferred Shares have been transferred in violation of this
Section 15.6 shall be repaid to the Company upon demand.  The Series B-1
Preferred Shares purchased pursuant to the provisions of this Section 15.6(f)
shall thereupon be retired and may not be reissued as Series B-1 Preferred
Shares but shall thereafter have the status of authorized but unissued
Shares.

     (g)  If Section 15.6(e), (f), (g) or (h) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series B-1 Preferred Shares in violation of such subsections shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such Series B-1 Preferred Shares on behalf of the Company.  The Company, by notice to the acquiror thereof, may purchase any or all Series B-1 Preferred Shares so acquired in the manner designated by Section 15.6(f).

     (h)  Subject to Section 15.6(l), notwithstanding any other provision in these Sections 15.1 through 15.14 to the contrary, any purported transfer, sale or acquisition of Series B-1 Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect ownership, or attribution of ownership, of Series B-1 Preferred Shares) which would result in the termination of the status of the Company as a REIT under the
REIT Provisions of the Code shall be null and void ab initio.  Any such
Series B-1 Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Series B-1 Excess Shares in Section 15.6(f).

     (i)  Subject to Section 15.6(l), nothing contained in this Section 15.6 or in any other provision of these Sections 15.1 through 15.14 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Company and the interests of the
Shareholders by preservation of the Company's status as a REIT under the REIT
Provisions of the Code.

     (j)  If any provision of this Section 15.6 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.  To the extent this Section 15.6 may be inconsistent with any other provision in these Sections 15.1 through 15.14, this Section 15.6 shall be controlling.

     (k)  For purposes of these Sections 15.1 through 15.14, Series B-1
Preferred Shares not owned directly shall be deemed to be owned indirectly by a Person if that Person or a group of which he is a member would be the beneficial owner of such Series B-1 Preferred Shares, as defined in Rule
13d-3 under the Securities Exchange Act of 1934, as amended, and/or would be considered to own such Series B-1 Preferred Shares by reason of the REIT
Provisions of the Code.

     (l)  Notwithstanding any other provision of Section 15.6, nothing in these Sections 15.1 through 15.14 shall preclude the settlement of transactions entered into through the facilities of the New York Stock
Exchange, Inc.  The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 15.6 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 15.6.

     Section 15.7   Redemption at the Option of the Board of Trustees.

     (a)  After February 27, 2002, if the aggregate Liquidation Preferences of all of the outstanding Series B-1 Preferred Shares shall at any time be less than $3,000,000, the Board of Trustees may, at its option and in its sole discretion, redeem the Series B-1 Preferred Shares in whole, subject to the limitations set forth below, at a redemption price equal to $25.00 per share (the "Call Price"), plus (i) all distributions accrued and unpaid on such Series B-1 Preferred Shares for past Distribution Periods and (ii) the pro rata portion of the distributions on such Series B-1 Preferred Shares for the current Distribution Period through the Redemption Date (together, the
"Redemption Distributions"), upon giving notice as provided below.

     (b)  At least 30 days but not more than 90 days prior to the date fixed for the redemption of the Series B-1 Preferred Shares (the "Redemption
Date"), the Company shall mail a written notice (a "Notice of Redemption") to each holder of record of the Series B-1 Preferred Shares in a postage prepaid envelope addressed to such holder at his address as shown on the records of the Company, notifying such holder of the election of the Company to redeem such Series B-1 Preferred Shares, stating the Redemption Date, the Call
Price, the number of Series B-1 Preferred Shares then outstanding and to be redeemed and the place(s) where the certificate(s) representing such Series
B-1 Preferred Shares are to be surrendered for payment.

     (c)  On or after the Redemption Date each holder of the Series B-1
Preferred Shares shall present and surrender his certificate or certificates for such Series B-1 Preferred Shares to the Company at the place designated in such notice for redemption and thereupon the Call Price and the Redemption
Distributions for such Series B-1 Preferred Shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  From and after the Redemption Date (unless default shall be made by the Company in payment of the Call Price or the Redemption Distributions), (i) all
distributions on the Series B-1 Preferred Shares shall cease to accrue, and all rights of the holders thereof as shareholders of the Company shall cease and terminate, except for the right (x) to surrender their Series B-1
Preferred Shares for conversion into Common Shares as provided for, and in accordance with, the provisions of these Sections 15.1 through 15.14,
(including, without limitation, Section 15.4 hereof) at any time prior to the
Redemption Date or (y) to receive the Call Price and the Redemption
Distributions with respect to such Series B-1 Preferred Shares upon the surrender of certificates representing the same, (ii) the Series B-1
Preferred Shares shall no longer be deemed to be outstanding for any purpose whatsoever and (iii) the Series B-1 Preferred Shares redeemed pursuant to the provisions of this Section 15.7 shall thereupon be retired and may not be reissued as Series B-1 Preferred Shares but shall thereafter have the status of authorized but unissued Shares.

     (d)  If a Notice of Redemption has been given pursuant to Section
15.7(b) above and any holder of Series B-1 Preferred Shares shall, prior to the close of business on the last Business Day preceding the Redemption Date, give written notice to the Company pursuant to Section 15.4 of the conversion of any or all of the Series B-1 Preferred Shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then such redemption shall not become effective as to such Series B-1 Preferred Shares to be converted, such conversion shall become effective as provided in Section 15.4.

     Section 15.8   Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series B-1 Preferred
Shares shall not have any preferences, conversion or other rights, voting powers, restrictions or limitations as to dividends or other distributions other than as specifically set forth in the Declaration of Trust.

     Section 15.9   Headings of Subdivisions.

     The headings of the various sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Section 15.10  Severability of Provisions.

     If any of the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends or other distributions of the
Series B-1 Preferred Shares set forth in the Declaration of Trust is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, or limitations as to distributions of Series B-1
Preferred Shares set forth in the Declaration of Trust which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends or other distributions of the Series B-1 Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

     Section 15.11  Ranking.

     With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Company, the Series B-1
Preferred Shares shall rank senior to any Junior Shares, the Common Shares and any Common Share Equivalent and on a parity with any other preferred shares issued by the Company, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of Section 15.12 hereof have been complied with.  However, the Company may authorize or increase any class or series of Parity Shares or Junior Shares, or both, without the vote or consent of the holders of the Series B-1 Preferred
Shares.

     Section 15.12  Limitations.

     In addition to any other rights provided to the holders of the Series
B-1 Preferred Shares by applicable law, so long as any Series B-1 Preferred
Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the total number of outstanding
Series B-1 Preferred Shares, voting together as a separate class,

          (i)  authorize, create or issue, or increase the par value or authorized or issued amount of, any class or series of Senior Shares, or rights to subscribe to or acquire, any security convertible into, any class or series of Senior Shares, or reclassify any shares of beneficial interest into any such Senior Shares or reclassify any Junior Shares into Parity Shares;

          (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Declaration of Trust (including these Sections 15.1 through 15.14) so as to adversely affect the preferences, right to convert, conversion price adjustments, notice rights, special conversion rights, distribution and liquidation rights, preferences, restrictions or limitations, redemption rights or privileges, or voting powers or rights of the Series B-1 Preferred
     Shares; or

          (iii)  modify an express contract right of the Series B-1 Preferred
     Shares; but (except as otherwise provided in these Sections 15.1 through
     15.14 or required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares, or (ii) in connection with the authorization or increase of any class or series of Parity Shares or
     Junior Shares.  The Company with the written consent or affirmative vote of the holders of a majority of the Series B-1 Preferred Shares shall have the right to amend, alter or repeal any of the provisions of these
     Sections 15.1 through 15.14 without the approval, consent or vote of any other class of shares of beneficial interest of the Company.

     Section 15.13  No Preemptive Rights.

     No holder of Series B-1 Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued Shares (whether now or hereafter authorized) or securities of the Company convertible, including securities into or carrying a right to subscribe to or acquire
Shares.

     Section 15.14  Notices.

     Except as may otherwise be provided in the Declaration of Trust, all notices to holders of Series B-1 Preferred Shares shall be written, and delivered by first class mail, postage prepaid, addressed to record holders of the Series B-1 Preferred Shares as their names shall appear on the share records of the Company on the applicable record date, or, if no record date has been set, then on the date of delivery of such notice.

                                 ARTICLE XVI

                       SERIES D CUMULATIVE REDEEMABLE
                              PREFERRED SHARES

     Section 16.1   Certain Definitions.

     Unless the context otherwise requires, the terms defined in this Section
16.1 shall have, for all purposes of the provisions of the Declaration of
Trust in respect of the Series D Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Business Day.  The term "Business Day" shall mean any day, other than a
Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     Capital Shares.  The term "Capital Shares" shall mean, with respect to any Person, any common shares of beneficial interest, preferred shares, depositary shares, interests, participation or other ownership interests
(however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital shares), warrants or options to purchase any thereof.

     Code.  The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Equity.  The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common shares of beneficial interest of the Company, including the Common Shares, and any other shares of beneficial interest of the Company, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred shares of beneficial interest) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

     Common Shares.  The term "Common Shares" shall mean the Common Shares of
Beneficial Interest, $.01 par value per share, of the Company.

     Distribution Payment Date.  The term "Distribution Payment Date" shall have the meaning set forth in Section 16.2(b).

     Distribution Period.  The term "Distribution Period" shall mean the period from, and including, the Initial Payment Period Commencement Date, notwithstanding that no Series D Preferred Shares had been issued on such date to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from, and including, the Distribution
Payment Date to, but not including, the next Distribution Payment Date.

     Distribution Record Date.  The term "Distribution Record Date" shall mean the date designated by the Board of Trustees of the Company at the time a distribution is declared, provided, however, that such Distribution Record
Date shall be not more than 60 days nor less than ten days prior to such
Distribution Payment Date.

     Initial Payment Period Commencement Date.  The term "Initial Payment
Period Commencement Date" shall mean April 20, 2000.

     Junior Shares.  The term "Junior Shares" shall mean, as the case may be,
(i) the Common Equity and any other class or series of shares of beneficial interest of the Company which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series D Preferred Shares shall have been so paid or declared and set apart for payment and (ii) the Common
Equity and any other class or series of shares of beneficial interest of the
Company which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series D
Preferred Shares shall have received the entire amount to which such Class D
Preferred Shares are entitled upon such liquidation, dissolution or winding
up.

     Liquidation Preference.  The term "Liquidation Preference" shall mean
$25.00 per share.

     Parity Shares.  The term "Parity Shares" shall mean, as the case may be,
(i) any class or series of shares of beneficial interest of the Company which is entitled to receive payment of distributions on a parity with the Series D
Preferred Shares, (ii) any class or series of shares of beneficial interest of the Company which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company on a parity with the
Series D Preferred Shares, and (iii) the Series A-1 Preferred Shares and the
Series B-1 Preferred Shares.

     Person.  The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Section 401(a)
or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the
Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange
Act of 1934, as amended, and a group to which an Excepted Holder Limit (as defined in paragraph (F) below) applies, but does not include an underwriter which participates in a public offering of the Series D Preferred Shares, provided that such ownership by such underwriter would not result in the
Company being "closely held" within the meaning of Section 856(h) of the
Code, or otherwise result in the Company failing to qualify as a REIT.

     Preferential Distribution Non-Payment.  The term "Preferential
Distribution Non-Payment" shall have the meaning set forth in Section
16.5(b).

     Preferred Shares Trustee.  The term "Preferred Shares Trustee" shall have the meaning set forth in Section 16.5(b).

     Redemption Date.  The term "Redemption Date" shall have the meaning set forth in Section 16.4(b) below.

     Redemption Price.  The term "Redemption Price" shall mean a price per
Series D Preferred Share equal to $25.00 together with accrued and unpaid distributions, if any, thereon to the Redemption Date, without interest.

     Redemption Record Date.  The term "Redemption Record Date" shall mean the date designated by the Board of Trustees of the Company for redemption of
Series D Preferred Shares, provided, however, that such Redemption Record
Date shall be not more than 60 days nor less than 30 days prior to such
Redemption Date.

     REIT.  The term "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

     Senior Shares.  The term "Senior Shares" shall mean, as the case may be,
(i) any class or series of shares of beneficial interest of the Company ranking senior to the Series D Preferred
Shares in respect of the right to receive distributions or (ii) any class or series of shares of beneficial interest of the Company ranking senior to the
Series D Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

     Series A-1 Preferred Shares.  The term "Series A-1 Preferred Shares"
shall mean the Series A-1 Increasing Rate Cumulative Convertible Preferred
Shares of Beneficial Interest, par value $.01 per share, of the Company.

     Series B-1 Preferred Shares.  The term "Series B-1 Preferred Shares"
shall mean the Series B-1 Cumulative Convertible Preferred Shares of
Beneficial Interest, par value $.01 per share, of the Company.

     Section 16.2   Distributions.

     (a)  The record holders of Series D Preferred Shares shall be entitled to receive cash distributions, when, as and if authorized and declared by the
Board of Trustees, out of assets legally available for payment of distributions.  Such distributions shall be payable quarterly by the Company in cash at a rate of 9.5% of the Liquidation Preference per annum (equivalent to $2.375 per Series D Preferred Share per annum).

     (b)  Distributions on Series D Preferred Shares shall be cumulative from the Initial Payment Period Commencement Date, notwithstanding that no Series
D Preferred Shares had been issued on such date.  Distributions shall be payable quarterly in arrears when, as and if authorized by the Board of
Trustees of the Company on the 20th day of January, April, July, and October
of each year (each, a "Distribution Payment Date"), commencing on July 20,
2000.  If any Distribution Payment Date occurs on a day that is not a
Business Day, any accrued distributions otherwise payable on such
Distribution Payment Date shall be paid on the next succeeding Business Day.
The amount of distributions payable on Series D Preferred Shares for each full Distribution Period shall be computed by dividing by four the annual distribution rate set forth in Section 16.2(a) above.  Distributions payable in respect of any Distribution Period which is less than a full Distribution
Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions shall be paid to the holders of record of the Series D Preferred Shares as their names shall appear on the share records of the Company at the close of business on the Distribution
Record Date for such distribution.  Distributions in respect of any past
Distribution Periods that are in arrears may be declared and paid at any time to holders of record on the Distribution Record Date therefor. Any distribution payment made on Series D Preferred Shares shall be first credited against the earliest accrued but unpaid distribution due which remains payable.  The Series D Preferred Shares rank pari passu to the Series
A-1 Preferred Shares and the Series B-1 Preferred Shares.

     (c)  If any Series D Preferred Shares are outstanding, no distributions shall be authorized or paid or set apart for payment on any other class or series of Junior Shares or Parity Shares for any period unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Shares for all past Distribution
Periods and the then current Distribution Period.  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart)
upon the Series D Preferred Shares and any other class or series of Preferred
Shares ranking on a parity as to distributions with the Series D Preferred
Shares, all distributions authorized upon the Series D Preferred Shares and any other such class or series of Preferred Shares shall be authorized pro rata so that the amount of distributions authorized per share on the Series D
Preferred Shares and such class or series of such Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series D Preferred Shares and such class or series of Shares bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D
Preferred Shares which may be in arrears.

     (d)  Except as provided in Section 16.2(c), unless full cumulative distributions on the Series D Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no distributions (other than in Junior Shares)
shall be authorized or paid or set apart for payment or other distribution shall be authorized or made upon any Junior Shares or Parity Shares nor shall any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company
(except by conversion into or exchange for other Junior Shares).

     (e)  Notwithstanding anything contained herein to the contrary, no distributions on Series D Preferred Shares shall be authorized by the Board of Trustees of the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

     (f)  Notwithstanding anything contained herein to the contrary, distributions on the Series D Preferred Shares, if not paid on the applicable
Distribution Payment Date, will accrue whether or not any agreement of the
Company prohibits payment of such distributions, whether or not distributions are authorized for such Distribution Payment Date, whether or not the Company has earnings and whether or not there are assets legally available for the payment of such distributions.

     (g)  If, for any taxable year, the Board of Trustees elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the distributions paid for the year to holders of all classes of shares of beneficial interest of the Company
(the "Total Distributions"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Series D Preferred Shares shall be the Capital Gains Amount multiplied by a fraction, the numerator of which shall be the total distributions paid to the holders of the Series D
Preferred Shares for the year and the denominator of which shall be the Total
Distributions.

     Section 16.3   Distributions Upon Liquidation, Dissolution or Winding
Up.

     (a)  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the prior preferences and other rights of any Senior Shares as to liquidation preferences, but before any distribution or payment shall be made to the holders of any Junior
Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series D Preferred
Shares shall be entitled to receive out of the assets of the Company legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of
Trustees in the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid thereon (whether or not declared) to the date of such liquidation, dissolution or winding up.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of the remaining assets of the Company and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

     (b)  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the
Company are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid on the
Series D Preferred Shares and the corresponding amounts payable on all shares of Parity Shares as to the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series D Preferred Shares and all such Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled.  The Series D Preferred Shares rank pari passu to the Series A-1 Preferred Shares and the Series B-1 Preferred
Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company.  Neither the consolidation or merger of the Company into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Company immediately followed by incorporation of another corporation to which such assets are distributed, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 16.3; provided that, in each case, effective provision is made in the charter of the resulting or surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the
Series D Preferred Shares.

     Section 16.4   Redemption by the Company.

     (a)  The Series D Preferred Shares may be redeemed for cash, in whole or from time to time in part, on any date on or after December 11, 2002 as fixed by the Board of Trustees of the Company at the Redemption Price.  The
Redemption Price of the Series D Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the sale proceeds of other Capital Shares of the Company and not from any other source.

     (b)  Each date fixed for redemption pursuant to Section 16.4(a) is called a "Redemption Date".  If the Redemption Date is after a Distribution
Record Date and before the related Distribution Payment Date, the distribution payable on such Distribution Payment Date shall be paid to the holder in whose name the Series D Preferred Shares to be redeemed are registered at the close of business on such Distribution Record Date notwithstanding the redemption thereof between such Distribution Record Date and the related Distribution Payment Date or the Company's default in the payment of the distribution.

     (c)  In case of redemption of less than all of the Series D Preferred
Shares at the time outstanding, the shares to be redeemed shall be selected by the Company pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Board of Trustees.

     In order to facilitate the redemption of Series D Preferred Shares, the
Board of Trustees may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

     (d)  Notice of any redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date.  A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Series D Preferred Shares to be redeemed at their respective addressees as they appear on the share transfer records of the Company.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series
D Preferred Shares except as to any holder to whom the Company has failed to give notice or except as to any holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Shares may be listed or admitted to trading, such notice shall state:  (i) the Redemption Date; (ii) the
Redemption Price; (iii) the number of Series D Preferred Shares to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of Series D Preferred Shares to be redeemed from such holder; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on the Redemption Date.

     (e)  If notice has been mailed in accordance with Section 16.4(d), and such notice provided that on or before the Redemption Date specified therein all funds necessary for such redemption shall have been set aside by the
Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption
Date, distributions on the Series D Preferred Shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series D Preferred Shares, and all rights of the holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price.  In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares without cost to the holder thereof.

     (f)  Any funds deposited with a bank or trust company for the purpose of redeeming Series D Preferred Shares shall be irrevocable except that:

          (i)  the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          (ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Series D Preferred Shares entitled thereto at the expiration of two years from the applicable Redemption
     Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

     (g)  No Series D Preferred Shares may be redeemed except with assets legally available for the payment of the Redemption Price.

     (h)  Unless full cumulative distributions on all Series D Preferred
Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series D Preferred Shares shall be redeemed unless all outstanding Series
D Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series D Preferred
Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares, provided further, however, that the foregoing shall not prevent the purchase or acquisition of
Series D Preferred Shares from persons owning in the aggregate 9.8 percent or more of the lesser of the number or value of the total outstanding shares of beneficial interest of the Company pursuant to provisions of the Declaration of Trust, or 10 percent or more of the lesser of the number or value of the total outstanding Series D Preferred Shares pursuant to provisions of this
Article XVI.  Unless full cumulative distributions on all outstanding Series
D Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, the Company shall not purchase or otherwise acquire directly or indirectly any Series D Preferred Shares (except by conversion into or exchange for shares of the Company ranking junior to the Series D Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company).

     (i)  All Series D Preferred Shares redeemed pursuant to this Section
16.4 shall be retired and shall be reclassified as authorized and unissued preferred shares, without designation as to class or series, and may thereafter be reissued as any class or series of preferred shares.

     Section 16.5   Voting Rights.

     (a)  The holders of Series D Preferred Shares shall not be entitled to vote on any matter except (i) as provided in Section 16.8 or (ii) as provided in Section 16.5(b).

     (b)  In the event the Company shall have failed to authorize and pay or set apart for payment in full the distributions accumulated on the outstanding Series D Preferred Shares for any six or more quarterly
Distribution Periods, regardless of whether such quarterly periods are consecutive (a "Preferential Distribution Non-Payment"), the number of trustees of the Company shall be increased by two and the holders of the outstanding Series D Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Company ranking on a parity with the Series D Preferred Shares with respect to distribution rights and then entitled to vote on the election of such additional two trustees, shall be entitled to elect such two additional trustees until the full distributions accumulated for the past distribution periods and the then current distribution period on all outstanding Series D Preferred Shares have been authorized and paid or set apart for payment.  Upon the occurrence of a
Preferential Distribution Non-Payment or a vacancy in the office of a
Preferred Shares Trustee, the Board of Trustees may, and upon the written request of the holders of record of not less than 20% of the holders of the
Series D Preferred Shares and all holders of other classes or series of preferred shares of the Company ranking on a parity with the Series D
Preferred Shares with respect to distribution rights who are then entitled to vote on the election of such additional trustee or trustees shall, call a special meeting of such holders for the purpose of electing the additional trustee or trustees. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the
Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 90 days before the date fixed for the next ensuing annual meeting of shareholders of the Company and all holders of the Series D Preferred Shares and shares of any other class or series of preferred shares of the Company ranking on a parity with the Series D Preferred Shares with respect to distribution rights are afforded the opportunity to elect such additional trustee or trustees (or fill any vacancy) at such annual meeting of shareholders.

     If and when all accumulated distributions on the Series D Preferred
Shares have been authorized and paid or set aside for payment in full, the holders of the Series D Preferred Shares shall be divested of the special voting rights provided by this Section 16.5(b), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment.
Upon termination of such special voting rights attributable to all holders of the Series D Preferred Shares and shares of any other class or series of preferred shares of the Company ranking on a parity with the Series D
Preferred Shares with respect to distribution rights, the term of office of each trustee elected by the holders of the Series D Preferred Shares and such parity preferred shares (a "Preferred Shares Trustee") pursuant to such special voting rights shall forthwith terminate and the number of trustees constituting the entire Board of Trustees shall be reduced by the number of
Preferred Shares Trustees.  Any Preferred Shares Trustee may be removed only by the vote of the holders of record of a majority of the outstanding Series
D Preferred Shares and all other series of preferred shares of the Company ranking on a parity with the Series D Preferred Shares with respect to distribution rights who would then be entitled to vote in such Preferred
Shares Trustee's election, voting together as a separate class, at a meeting called for such purpose.

     (c)  So long as any Series D Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees of the Company shall at all times be such that the exercise, by the holders of the Series D
Preferred Shares and the holders of preferred shares of the Company ranking on a parity with the Series D Preferred Shares with respect to distribution rights, of the right to elect trustees under the circumstances provided for in Section 16.5(b) will not contravene any provision of the Declaration of
Trust restricting the number of trustees which may constitute the entire
Board of Trustees.

     (d)  Trustees elected pursuant to Section 16.5(b) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Company and the election (by the holders of the Series D Preferred Shares and the holders of preferred shares of the Company ranking on a parity with the Series D
Preferred Shares with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Shares Trustee upon the termination of the special voting rights as provided for in subparagraph (2) of this Section 16.5(b) or as otherwise provided for in Section 16.5(b).

     (e)  So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by vote of the holders of record of a majority of the outstanding Series D Preferred
Shares and all other series of preferred shares ranking on a parity with the
Series D Preferred Shares with respect to distribution rights who are then entitled to vote in the election of such Preferred Shares Trustee as provided above.  As long as the Preferential Distribution Non-Payment shall continue, holders of the Series D Preferred Shares shall not, as such shareholders, be entitled to vote on the election or removal of trustees other than Preferred
Shares Trustees, but shall not be divested of any other voting rights provided to such shareholders by the Declaration of Trust and this Article
XVI with respect to any other matter to be acted upon by the shareholders of the Company.

     Section 16.6   Restriction on Transfer and Ownership of Series D
Preferred Shares

     (a)  The terms and provisions of this Section 16.6 shall apply in addition to, and not in limitation of, the terms and provisions of Article
VII.

     (b)  Definitions.  In addition to the definitions set forth in Section
16.1 above, for the purpose of this Section 16.6, the following terms shall have the following meanings:

          Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Series D Preferred Shares by a Person, whether the interest in
Series D Preferred Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section
856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns"
and "Beneficially Owned" shall have the correlative meanings.

          Charitable Beneficiary.  The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 16.6(d)(vi), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be  eligible for deduction under each of Sections
170(b)(1)(A), 2055 and 2522 of the Code.

          Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 16.6(d)(i).

          Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Series D Preferred Shares by a Person, whether the interest in Series D Preferred Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section
856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns"
and "Constructively Owned" shall have the correlative meanings.

          Excepted Holder. The term "Excepted Holder" shall mean any shareholder of the Company for whom an Excepted Holder Limit is created by this Section 16.6 or by the Board of Trustees pursuant to Section
16.6(c)(vii)(A).

          Excepted Holder Limit. The term "Excepted Holder Limit" shall mean with respect to any Excepted Holder, provided that the affected Excepted
Holder agrees to comply with the requirements established by the Board of
Trustees pursuant to Section 16.6(c)(vii)(A), and subject to adjustment pursuant to Section 16.6(c)(viii), the percentage limit established by the
Board of Trustees pursuant to Section 16.6(c)(vii)(A).

          Initial Date. The term "Initial Date" shall mean the date upon which this Article XVI containing this Section 16.6 is accepted for record by the State Department of Assessments and Taxation of Maryland.

          Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Series D Preferred Shares, the
Closing Price for such Series D Preferred Shares on such date. The "Closing
Price" on any date shall mean the last sale price for such Series D Preferred
Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Series D
Preferred Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Series D
Preferred Shares are listed or admitted to trading or, if such Series D
Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated
Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Series D
Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Series D Preferred Shares selected by the Board of
Trustees or, in the event that no trading price is available for such Series
D Preferred Shares, the fair market value of Series D Preferred Shares, as determined in good faith by the Board of Trustees, which determination shall be conclusive for all purposes hereof.

          Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of
Section 16.6(c)(i), would Beneficially Own or Constructively Own Series D
Preferred Shares in violation of the provisions of Section 16.6(c)(i)(A) and if appropriate in the context, shall also mean any Person who would have been the record owner of Series D Preferred Shares that the Prohibited Owner would have so owned.

          Restriction Termination Date. The term "Restriction Termination
Date" shall mean the first day, after the Initial Date, on which the Board of
Trustees determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Series D Preferred Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

          Series D Preferred Share Ownership Limit. The term "Series D
Preferred Share Ownership Limit" shall mean not more than 10 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Series D Preferred Shares. The number and value of outstanding Series D Preferred Shares shall be determined by the Board of
Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive
Ownership, or any agreement to take any such actions or cause any such events, of Series D Preferred Shares or the right to vote or receive dividends on Series D Preferred Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for
Series D Preferred Shares or any interest in Series D Preferred Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or
Constructive Ownership of Series D Preferred Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or
Beneficially Owned and whether by operation of law or otherwise. The terms
"Transferring" and "Transferred" shall have the correlative meanings.

          Trustee. The term "Trustee" shall mean the Person, unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Charitable Trust.

     (c)  Series D Preferred Shares.

          (i)  Ownership Limitations. During the period commencing on the
Initial Date and prior to the Restriction Termination Date:

               (A)  Basic Restrictions.  No Person, other than an Excepted
Holder, shall Beneficially Own or Constructively Own Series D Preferred
Shares in excess of the Series D Preferred Share Ownership Limit, and no
Excepted Holder shall Beneficially Own or Constructively Own Series D
Preferred Shares in excess of the Excepted Holder Limit for such Excepted
Holder.

               (B)  Transfer in Trust. If any Transfer of Series D Preferred
Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Series D Preferred
Shares in violation of Section 16.6(c)(i)(A),

                    (x)   then that number of Series D Preferred Shares the
Beneficial or Constructive Ownership of which otherwise would cause such
Person to violate Section 16.6(c)(i)(A) (rounded to the nearest whole share)
shall be automatically transferred to a Charitable Trust for the benefit of a
Charitable Beneficiary, as described in Section 16.6(d), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Series D Preferred Shares; or

                    (y)   if the transfer to the Charitable Trust described
in clause (x) of this sentence would not be effective for any reason to prevent the violation of Section 16.6(c)(i)(A), then the Transfer of that number of Series D Preferred Shares that otherwise would cause any Person to violate Section 16.6(c)(i)(A) shall be void ab initio and the intended transferee shall acquire no rights in such Series D Preferred Shares.

          (ii) Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a
Transfer or other event has taken place that results in a violation of
Section 16.6(c)(i) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Series D Preferred Shares
in violation of Section 16.6(c)(i) (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such
Transfer or other event, including, without limitation, causing the Company to redeem Series D Preferred Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such
Transfer or other event; provided, however, that any Transfer or attempted
Transfer or other event in violation of Section 16.6(c)(i) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above, irrespective of any action (or non-action) by the Board of
Trustees or a committee thereof.

          (iii)     Notice of Restricted Transfer. Any Person who acquires or
attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Series D Preferred Shares that will or may violate Section 16.6(c)(i)(A), or any Person who would have owned Series D Preferred Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section
16.6(c)(i)(B), shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's status as a REIT.

          (iv) Owners Required To Provide Information. From the Initial Date
and prior to the Restriction Termination Date:

               (A)  every owner of more than five percent (or such lower
percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Series D Preferred Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Series D Preferred
Shares Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status as a REIT and to ensure compliance with the Series D Preferred Share Ownership Limit.

               (B)  each Person who is a Beneficial or Constructive Owner of
Series D Preferred Shares and each Person (including the shareholder of record) who is holding Series D Preferred Shares for a Beneficial or
Constructive Owner shall provide to the Company such information as the
Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          (v)  Remedies Not Limited. Subject to Section 16.6(e) and Article
III, nothing contained in this subparagraph (3) of this Section 16.6(c) shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Company and the interests of its shareholders in preserving the Company's status as a REIT.

          (vi) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 16.6(c), Section 16.6(d) or any definition contained in Section 16.6(b), the Board of Trustees shall have the power to determine the application of the provisions of this Section 16.6(c)
or Section 16.6(d) with respect to any situation based on the facts known to
it. If Section 16.6(c) or 16.6(d) requires an action by the Board of Trustees and this Article XVI fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section
16.6(b), 16.6(c) or 16.6(d).

          (vii)  Exceptions.

               (A)  The Board of Trustees, in its sole discretion, may exempt a Person from the Series D Preferred Share Ownership Limit, and may establish or increase an Excepted Holder Limit for such Person if:

                         (x)  the Board of Trustees obtains such
representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial or Constructive Ownership of such
Series D Preferred Shares would not result in the Company being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

                         (y)  such Person does not and represents that it
will not own, actually or Constructively, an interest in a tenant of the
Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 10 percent interest (as set forth in Section 856(d) (2) (B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT, shall not be treated as a tenant of the
Company); and

                         (z)  such Person agrees that any violation or
attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 16.6(c)(i) through
16.6(c)(vi) will result in such Series D Preferred Shares being automatically transferred to a Charitable Trust in accordance with Section 16.6(c)(i)(A)
and 16.6(d).

               (B)  Prior to granting any exception pursuant to Section
16.6(c)(vii)(A), the Board of Trustees may require a ruling from the Internal
Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the
Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

               (C)  An underwriter which participates in a public offering or a private placement of Series D Preferred Shares (or securities convertible into or exchangeable for Series D Preferred Shares) may Beneficially Own or
Constructively Own Series D Preferred Shares (or securities convertible into or exchangeable for Series D Preferred Shares) in excess of the Series D
Preferred Share Ownership Limit, but only to the extent and for so long as it is necessary to facilitate such public offering or private placement.

               (D)  The Board of Trustees may only reduce the Excepted Holder
Limit for an Excepted Holder: (1) with the written consent of such Excepted
Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that
Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Series D Preferred Share Ownership Limit.

          (viii)    Increase in Series D Preferred Share Ownership Limits.
The Board of Trustees may from time to time increase the Series D Preferred
Share Ownership Limit if the Board determines, in its sole discretion, that such increase will not adversely affect the Company's ability to qualify as a
REIT.

          (ix) Legend. Each certificate for Series D Preferred Shares shall bear substantially the following legend:

          The shares evidenced by this certificate are subject to
          restrictions on Beneficial and Constructive Ownership and
          Transfer for the purpose, among others, of the Company's
          maintenance of its status as a Real Estate Investment
          Trust (a "REIT") under the Internal Revenue Code of 1986,
          as amended (the "Code"). Subject to certain further
          restrictions and except as expressly provided in the
          Company's Declaration of Trust, as amended and
          supplemented, no Person may Beneficially or
          Constructively Own Series D Preferred Shares of the
          Company in excess of 10 percent (in value or number of
          shares) of the outstanding Series D Preferred Shares of
          the Company unless such Person is an Excepted Holder (in
          which case the Excepted Holder Limit shall be
          applicable).  Any Person who Beneficially or
          Constructively Owns or attempts to Beneficially or
          Constructively Own Series D Preferred Shares which cause
          or will cause a Person to Beneficially or Constructively
          Own Series D Preferred Shares in excess or in violation
          of the above limitations must immediately notify the
          Company. If any of the restrictions on transfer or
          ownership are violated, the Series D Preferred Shares
          represented hereby will be automatically transferred to a
          Trustee of a Charitable Trust for the benefit of one or
          more Charitable Beneficiaries. In addition, upon the
          occurrence of certain events, attempted Transfers in
          violation of the restrictions described above may be void
          ab initio. All capitalized terms in this legend have the
          meanings defined in Article XVI of the Company's
          Declaration of Trust relating to the Series D Preferred
          shares, as the same may be amended from time to time, a
          copy of which, including the restrictions on transfer and
          ownership, will be furnished to each holder of Series D
          Preferred Shares of the Company on request and without
          charge.

     Instead of the foregoing legend, the certificate may state that the
Company will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

     (d)  Transfer of Series D Preferred Shares in Trust.

          (i)  Ownership in Trust. Upon any purported Transfer or other event described in Section 16.6(c)(i)(B) that would result in a transfer of Series
D Preferred Shares to a Charitable Trust, such Series D Preferred Shares shall be deemed to have been transferred to the Trustee as trustee of a
Charitable Trust for the exclusive benefit of one or more Charitable
Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported
Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 16.6(c)(i)(B).  The Trustee shall be appointed by the
Board of Trustees of the Company and shall be a Person unaffiliated with the
Company and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Company as provided in Section 16.6(d)(vi).

          (ii) Status of Shares Held by the Trustee. Series D Preferred
Shares held by the Trustee shall be issued and outstanding Series D Preferred
Shares of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the
Charitable Trust.

          (iii)  Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to
Series D Preferred Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid with respect to Series D Preferred Shares after the time that such Series D Preferred Shares have been transferred to the Trustee but before the discovery by the Company of such transfer shall be paid by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the
Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Series D Preferred
Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that Series
D Preferred Shares have been transferred to the Trustee (but only votes cast with respect to such transferred Series D Preferred Shares) and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible trust action, then the Trustee shall not have authority to rescind and recast such vote.  Notwithstanding the provisions of this Section 16.6, until the Company has received notification that Series D
Preferred Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

          (iv) Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that Series D Preferred Shares have been transferred to the
Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 16.6(c)(i)(A).  Upon such sale, the interest of the Charitable
Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the
Charitable Beneficiary as provided in this Section 16.6(d)(iv).  The
Prohibited Owner shall receive the lesser of (1) the price paid by the
Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Charitable Trust.  In addition, if a Prohibited Owner has received any dividend or other distribution paid with respect to Series D
Preferred Shares prior to the discovery by the Company that such Series D
Preferred Shares have been transferred to the Trustee and the Prohibited
Owner has not paid the Trustee the amount of such dividend or other distribution as required by Section 16.6(d)(iii), the amount received by the
Prohibited Owner pursuant to the preceding sentence shall be reduced by the amount of such dividend or other distribution. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Series D Preferred Shares have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this
Section 16.6(d)(iv), such excess shall be paid by the Prohibited Owner to the
Trustee upon demand.

          (v)  Purchase Right in Shares Transferred to the Trustee. Series D
Preferred Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market
Price on the date the Company, or its designee, accepts such offer. The
Company shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 16.6(d)(iv).
Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

          (vi) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Board of Trustees of the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Series D Preferred Shares held in the
Charitable Trust would not violate the restrictions set forth in Section
16.6(c)(i)(A) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

     (e)  Stock Exchange Transactions. Nothing in this Section 16.6 shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs or takes place shall not negate the effect of any other provision of this
Section 16.6 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 16.6.

     (f)  Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 16.6.

     (g)  Non-Waiver. No delay or failure on the part of the Company or the
Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

     Section 16.7   Ranking.

     With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Company, the Series D Preferred
Shares rank senior to the Common Shares, and on a parity with the Series A-1
Preferred Shares and the Series B-1 Preferred Shares and any other preferred shares issued by the Company, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of Section 16.8 hereof have been complied with.  However, the Company may authorize or increase any class or series of shares of beneficial interest ranking on a parity with or junior to the Series D Preferred Shares as to distribution rights or liquidation preference without the vote or consent of the holders of the
Series D Preferred Shares.

     Section 16.8   Limitations.

     So long as any Series D Preferred Shares are outstanding, the Company shall not, without the affirmative vote, or the written consent, of the holders of at least two-thirds of the total number of outstanding Series D
Preferred Shares, voting as a class,

                    1.   authorize, create or issue, or increase the
               authorized or issued amount of, any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or liquidation preference, senior to the Series D Preferred Shares, or reclassify any shares of beneficial interest into any such shares; or

                    2.   amend, alter or repeal, whether by merger,
               consolidation or otherwise, any of the provisions of the
               Declaration of Trust (including this Article XVI) that would change the preferences, rights or privileges with respect to the Series D Preferred Shares so as to affect the Series D
               Preferred Shares materially and adversely;

but (except as otherwise expressly required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares; (ii) in connection with the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series D Preferred Shares;
(iii) in connection with any merger or consolidation in which the Company is the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of beneficial interest and no securities convertible into shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series D Preferred Shares other than the securities of the Company outstanding prior to such merger or consolidation; (iv) in connection with any merger or consolidation in which the Company is not the surviving entity if, as a result of the merger or consolidation, the holders of Series D Preferred Shares receive shares of stock or beneficial interest or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series D Preferred Shares and there are outstanding no shares of stock or beneficial interest or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series D Preferred Shares other than the securities of the
Company outstanding prior to such merger or consolidation; or (v) if, at or prior to the time when the issuance of any such shares ranking senior to the
Series D Preferred Shares is to be made or any such change is to take effect, as the case may be, the Series D Preferred Shares have been called for redemption upon proper notice and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series D
Preferred Shares.

     Section 16.9   Exclusion of Other Rights.

     The Series D Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth herein or elsewhere in the Declaration of Trust.

     Section 16.10  Headings of Subdivisions.

     The headings of the various sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Section 16.11  Severability of Provisions.

     If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Shares set forth in the
Declaration of Trust is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series
D Preferred Shares set forth herein or elsewhere in the Declaration of Trust which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

     Section 16.12  No Preemptive Rights.

     No holder of Series D Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Company.

     Section 16.13  Conversion.

     The Series D Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.

     THIRD:  The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth have been duly advised by the Board of
Trustees and approved by the shareholders of the Trust as required by law.

     The undersigned President acknowledges these Articles of Amendment and
Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and
Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 16th day of June, 2000.

ATTEST:                                 KRAMONT REALTY TRUST

/s/ Mary Gannon                         /s/ Louis P. Meshon, Sr.  (SEAL)
----------------------                  -------------------------
    Secretary                               President